UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    FORM 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) August 22, 2005

                     CENTURY PROPERTIES GRWOTH FUND XXII
            (Exact name of Registrant as specified in its charter)


            California                0-13418                 94-2939418
      (State or other jurisdiction  (Commission            (I.R.S. Employer
         of incorporation or        File Number)        Identification Number)
           organization)
                                55 Beattie Place
                              Post Office Box 1089
                        Greenville, South Carolina 29602
                    (Address of principal executive offices)


                                 (864) 239-1000
                           (Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

Century Properties Growth Fund XXII (the "Registrant") owns a 100% interest in Four Winds CPGF 22, Limited Partnership, a Delaware limited partnership (the "Partnership"). The Partnership owns Four Winds Apartments, a 350-unit apartment complex located in Overland Park, Kansas ("Four Winds"). On August 22, 2005, the Partnership entered into a Purchase and Sale Contract ("Purchase Agreement") with a third party, Passco Real Estate Enterprises, Inc., a California corporation, to sell its investment property for a sales price of approximately $21,771,000.

The following is a summary of the terms and conditions of the Purchase Agreement, which is qualified in its entirety by reference to the Purchase Agreement, a copy of which is filed as Exhibit 10.11 to this report and incorporated herein by reference.

PURCHASE PRICE. The purchase price is approximately $21,771,000. The purchase price is subject to prorations and adjustments at the Closing Date (as defined below) as provided in the Purchase Agreement. The Purchaser delivered a deposit of $429,000. Until the expiration of the feasibility period, the Purchaser has the right, in its sole and absolute discretion, to recover the entire deposit. Within one day after the expiration of the feasibility period, the Purchaser is required to deliver an additional deposit of approximately $215,000. The Purchaser elected not to assume the mortgage encumbering Four Winds but rather to cause such indebtedness to be prepaid, and as such, the Purchaser will be responsible for all fees and expenses charged in connection with the prepayment of the mortgage. Such fees and expenses will be subject to reduction from the purchase price.

CLOSING. The closing of the sale is to occur thirty days after the satisfaction or waiver of all of the conditions to closing contained in the Purchase
Agreement (the "Closing Date"). The Partnership has the right to extend the Closing Date for up to 30 days or such later dates that is mutually acceptable to the Partnership and the Purchaser. The Purchaser has the right to extend the Closing Date one time for up to 30 days by delivering written notice and an additional deposit of approximately $215,000 to the Seller no later than 10 days prior to the Closing Date. The anticipated closing date for the transaction is October 15, 2005.

COSTS AND FEES. The Purchaser will pay any transfer, sales, use, gross receipt or similar taxes, any premiums or fees required to be paid by the Purchaser with respect to the title policy and one half of the customary closing costs of the Escrow Agent. The Partnership will pay the base premium for the title policy, one half of the closing costs of the escrow agent, the cost of recording and instruments required to discharge any liens or encumbrances on the property, any tax on the reconveyance of the Deed of Trust or any other security instruments encumbering the property or on the recordation of the Deed. In addition, if the closing occurs, the Partnership agrees to pay Passco Property Management, Inc. an acquisition fee of approximately $321,000.

REPRESENTATIONS AND WARRANTIES. The Partnership and the Purchaser each made limited representations and warranties to the other.

CONDITIONS TO CLOSING AND CLOSING DELIVERIES. The closing is subject to customary closing conditions and deliveries.

RISK OF LOSS. The risk of loss or damage to Four Winds by reason of any insured or uninsured casualty during the period through and including the Closing Date will be borne by the Partnership. The Partnership must maintain all of its existing insurance coverage on the Property in full force and effect until the Closing Date, without material modification.

ASSIGNMENT. The Purchase Agreement is not assignable by the Purchaser to any party other than an affiliate of the Purchaser without first obtaining the prior written approval of the Partnership.

DEFAULTS AND REMEDIES. If the Purchaser defaults in its obligations to deliver when required any required deposits, the purchase price or any other specified deliveries, then the Purchaser shall forfeit such deposits to the Partnership, and neither party shall be obligated to proceed with the purchase and sale of the Property.

If the Partnership, prior to the Closing, defaults in its representations, warranties, covenants, or obligations then the Purchaser has the option of (i) terminating the Purchase Agreement, having returned any deposits made by the Purchaser, and recovering, as its sole recoverable damages its documented direct and actual out-of-pocket expenses and costs up to $250,000 or (ii) seeking specific performance of the Partnership's obligation to deliver the deed pursuant.


Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Contracts related to the sale of the property (1):

10.11 Purchase and Sale Contract between Four Winds CPGF 22 Limited Partnership, a Delaware limited partnership, as Seller, and Passco Real Estate Enterprises, Inc., a California corporation, as Purchaser, effective August 22, 2005.

(1) Schedules and supplemental materials to the exhibits have been omitted but will be provided to the Securities and Exchange Commission upon request.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                Century Properties Growth Fund XXII
                                (a California Limited Partnership)


                               By: Fox Partners IV
                                    General Partner

                                 By:  Fox Capital Management Corporation
                                    Managing General Partner


                                By: /s/Martha L. Long
                                    Martha L. Long
                                    Senior Vice President


                              Date: August 26, 2005

                                                                   Exhibit 10.11


                           PURCHASE AND SALE CONTRACT

                                     BETWEEN



                             FOUR WINDS CPGF 22, LP,

                         a Delaware limited partnership



                                    AS SELLER





                                       AND





                      PASSCO REAL ESTATE ENTERPRISES, INC.,

                            a California corporation



                                  AS PURCHASER

                 FOUR WINDS APARTMENTS, OVERLAND PARK, KANSAS

                                                                         Page(s)



                                TABLE OF CONTENTS


                                                                            Page


ARTICLE I.......................................................DEFINED TERMS
                  1

ARTICLE II........................PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT
                  7
      2.1................................................Purchase and Sale.
            7
      2.2..........................................Purchase Price and Deposit
            7
      2.3................................Escrow Provisions Regarding Deposit.
            7

ARTICLE III................................................FEASIBILITY PERIOD
                  9
      3.1..................................................Feasibility Period
            9
      3.2....................................Expiration of Feasibility Period
            9
      3.3............................................Conduct of Investigation
            9
      3.4..........................................Purchaser Indemnification.
            10
      3.5.................................................Property Materials.
            11
      3.6..................................................Property Contracts
            12

ARTICLE IV..............................................................TITLE
                  12
      4.1.....................................................Title Documents
            12
      4.2..............................................................Survey
            13
      4.3......................................Objection and Response Process
            13
      4.4................................................Permitted Exceptions
            14
      4.5..............................................Existing Deed of Trust
            14
      4.6..............................................Purchaser Financing.
            14

ARTICLE V.............................................................CLOSING
                  14
      5.1........................................................Closing Date
            14
      5.2..........................................Seller Closing Deliveries.
            15
      5.3........................................Purchaser Closing Deliveries
            16
      5.4.................................Closing Prorations and Adjustments.
            17
      5.5............................................Post Closing Adjustments
            21

ARTICLE VI.............REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER
                  21
      6.1............................................Seller's Representations
            21
      6.2...............................................................AS-IS
            22
      6.3................................Survival of Seller's Representations
            23
      6.4....................................Definition of Seller's Knowledge
            23
      6.5........................Representations And Warranties Of Purchaser.
            23

ARTICLE VII.........................................OPERATION OF THE PROPERTY
                  24
      7.1......................................Leases and Property Contracts.
            24
      7.2......................................General Operation of Property.
            25
      7.3...............................................................Liens
            25

ARTICLE VIII..................................CONDITIONS PRECEDENT TO CLOSING
                  25
      8.1..................................Purchaser's Conditions to Closing.
            25

ARTICLE IX..........................................................BROKERAGE
                  26
      9.1...........................................................Indemnity
            26
      9.2................................................Broker Commission.
            27
      9.3..............................................Broker Signature Page.
            27

ARTICLE X...............................................DEFAULTS AND REMEDIES
                  27
      10.1..................................................Purchaser Default
            27
      10.2.....................................................Seller Default
            28

ARTICLE XI...........................................RISK OF LOSS OR CASUALTY
                  28
      11.1.......................................................Major Damage
            28
      11.2.......................................................Minor Damage
            28
      11.3............................................................Repairs
            29

ARTICLE XII....................................................EMINENT DOMAIN
                  29
      12.1.....................................................Eminent Domain
            29

ARTICLE XIII....................................................MISCELLANEOUS
                  29
      13.1.........................................Binding Effect of Contract
            29
      13.2............................................Exhibits And Schedules.
            29
      13.3.....................................................Assignability. 29
      13.4.....................................................Binding Effect
            29
      13.5..........................................................Captions. 29
      13.6........................................Number And Gender Of Words.
            30
      13.7...........................................................Notices. 30
      13.8............................................Governing Law And Venue
            32
      13.9................................................Entire Agreement.
            32
      13.10........................................................Amendments
            32
      13.11.....................................................Severability. 32
      13.12.......................Multiple Counterparts/Facsimile Signatures.
            32
      13.13...................................................Construction. 32
      13.14...................................................Confidentiality
            32
      13.15..............................................Time Of The Essence.
            33
      13.16...........................................................Waiver. 33
      13.17....................................................Attorneys Fees
            33
      13.18.....................................................Time Periods.
            33
      13.19....................................................1031 Exchange.
            33
      13.20No Personal Liability of Officers, Trustees or Directors of Seller's
            Partners. 34
      13.21.........................................No Exclusive Negotiations
            34
      13.22....................................................ADA Disclosure
            34
      13.23.....................................................No Recording.
            34
      13.24..........................................Relationship of Parties.
            34
      13.25.............................................Dispute Resolution.
            34
      13.26......................................................AIMCO Marks.
            35
      13.27....................................Non-Solicitation of Employees.
            35
      13.28..........................................................Survival
            35
      13.29...............................................Multiple Purchasers
            35

                           PURCHASE AND SALE CONTRACT

      THIS PURCHASE AND SALE CONTRACT (this "Contract") is entered into as of the _____ day of August, 2005 (the "Effective Date") by and between FOUR WINDS CPGF 22, LP, a Delaware limited partnership, having an address at 4582 South Ulster Street Parkway, Suite 1100, Denver, Colorado 80237 ("Seller"), and PASSCO REAL ESTATE ENTERPRISES, INC., a California corporation, having a principal address at 96 Corporate Park, Suite 200, Irvine, CA 92606 ("Purchaser").

      NOW, THEREFORE, in consideration of mutual covenants set forth herein, Seller and Purchaser hereby agree as follows:

                                    RECITALS

      A. Seller owns the real estate located in Johnson County, Kansas, as more particularly described in Exhibit A attached hereto and made a part hereof, and the improvements thereon, commonly known as Four Winds Apartments.

      B. Purchaser desires to purchase, and Seller desires to sell, such land, improvements and certain associated property, on the terms and conditions set forth below.

                                   ARTICLE I
                                  DEFINED TERMS
      Unless otherwise defined herein, any term with its initial letter capitalized in this Contract shall have the meaning set forth in this ARTICLE 1.

            "ADA" shall have the meaning set forth in Section 13.22.

            "Additional Deposit" shall have the meaning set forth in Section 2.2.2.

            "AIMCO" shall mean Apartment Investment and Management Company.

            "AIMCO Marks" means all words, phrases, slogans, materials, software, proprietary systems, trade secrets, proprietary information and lists, and other intellectual property owned or used by Seller, the Property Manager, or AIMCO in the marketing, operation or use of the Property (or in the marketing, operation or use of any other properties managed by the Property Manager or owned by AIMCO or an affiliate of either Property Manager or AIMCO).

            [Intentionally left blank]

            [Intentionally left blank]

            [Intentionally left blank]

            "Broker" shall have the meaning set forth in Section 9.1.

            "Business Day" means any day other than a Saturday or Sunday or Federal holiday or legal holiday in the States of Colorado, Texas, or Kansas.

            "Closing" means the consummation of the purchase and sale and related transactions contemplated by this Contract in accordance with the terms and conditions of this Contract.

            "Closing Date" means the date on which date the Closing of the conveyance of the Property is required to be held pursuant to Section 5.1.

            "Code" shall have the meaning set forth in Section 2.3.6.

            "Community  Property  Manager"  shall have the  meaning set forth in
Section 6.4.

            "Consultants" shall have the meaning set forth in Section 3.1.

            "Damage Notice" shall have the meaning set forth in Section 11.1.

            "Deed" shall have the meaning set forth in Section 5.2.1.

            "Deed of Trust" shall have the meaning set forth in Section 4.5.

            "Deposit" means, to the extent actually deposited by Purchaser with Escrow Agent, the Initial Deposit, the Additional Deposit and the Extension Deposit.

            "Escrow Agent" shall have the meaning set forth in Section 2.2.1.

            "Excluded Permits" means those Permits which, under applicable law, are nontransferable and such other Permits, if any, as may be designated as Excluded Permits on Schedule 1.1.20.

            "Existing Survey" shall have the meaning set forth in Section 4.2.

            "Extension Deposit" shall have the meaning set forth in Section 5.1.

            "Feasibility  Period"  shall have the  meaning  set forth in Section
3.1.

            "FHA" shall have the meaning set forth in Section 13.22.

            "Final  Response  Deadline"  shall  have the  meaning  set  forth in
Section 4.3.

            "Fixtures and Tangible Personal Property" means all fixtures, furniture, furnishings, fittings, equipment, machinery, apparatus, appliances and other articles of tangible personal property located on the Land or in the Improvements as of the Effective Date and used or usable in connection with the occupation or operation of all or any part of the Property, but only to the extent transferable. The term "Fixtures and Tangible Personal Property" does not include (a) equipment leased by Seller and the interest of Seller in any equipment provided to the Property for use, but not owned or leased by Seller, or (b) property owned or leased by any Tenant or guest, employee or other person furnishing goods or services to the Property, or (c) property and equipment owned by Seller, which in the ordinary course of business of the Property is not used exclusively for the business, operation or management of the Property, or
(d) the property and equipment, if any, expressly identified in Schedule 1.1.26.

            "General Assignment" shall have the meaning set forth in Section 5.2.3.

            "Good Funds" shall have the meaning set forth in Section 2.2.1.

            "Improvements" means all buildings and improvements located on the Land taken "as is."

            "Initial Deposit" shall have the meaning set forth in Section 2.2.1.

            "Land" means all of those certain tracts of land located in the State of Kansas described on Exhibit A, and all rights, privileges and appurtenances pertaining thereto.

            "Lease(s)" means the interest of Seller in and to all leases, subleases and other occupancy contracts, whether or not of record, which provide for the use or occupancy of space or facilities on or relating to the Property and which are in force as of the Closing Date for the applicable Property.

            "Leases  Assignment"  shall  have the  meaning  set forth in Section
5.2.4.

            "Lender" means LaSalle National Bank, as trustee for the registered holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1996-2, 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60603, assignee of Paine Webber Real Estate Securities Inc., who is the assignee of Secore Financial Corporation.

            "Lender Fees" shall mean all fees and expenses (including, without limitation, all prepayment penalties and pay-off fees) imposed or charged by Lender or its counsel in connection with the Loan Payoff, and, to the extent that the Loan Payoff occurs on a date other than as permitted under the Note and Deed of Trust, any amounts of interest charged by Lender for the period from the Closing Date to the permitted prepayment date, the amount of the Lender Fees to be determined as of the Closing Date.

            "Loan" means the indebtedness owing to Lender evidenced by the Note.

            [Intentionally left blank]

            "Loan Balance" shall have the meaning set forth in Section 2.2.3.

            "Loan Payoff" shall have the meaning set forth in Section 5.4.7.

            "Losses" shall have the meaning set forth in Section 3.4.1.

            "Materials" shall have the meaning set forth in Section 3.5.

            Materials Deposit" shall mean that portion of the Deposit in the amount of Fifty Thousand and No/100 Dollars ($50,000.00), which shall not be returned to Purchaser (if Purchaser is otherwise entitled to the return of the Deposit), until all Third-Party Reports and information and Materials provided to Purchaser have been returned to Seller.

            "Miscellaneous Property Assets" means all contract rights, leases, concessions, warranties, plans, drawings and other items of intangible personal property relating to the ownership or operation of the Property and owned by Seller, excluding, however, (a) receivables, (b) Property Contracts, (c) Leases,
(d) Permits, (e) cash or other funds, whether in petty cash or house "banks," or on deposit in bank accounts or in transit for deposit, (f) refunds, rebates or other claims, or any interest thereon, for periods or events occurring prior to the Closing Date, (g) utility and similar deposits, (h) insurance or other prepaid items, (i) Seller's proprietary books and records, or (j) any right, title or interest in or to the AIMCO Marks. The term "Miscellaneous Property Assets" also shall include all of Seller's rights, if any, in and to the name "Four Winds Apartments" as it relates solely to use in connection with the Property (and not with respect to any other property owned or managed by Seller, Property Manager, AIMCO, or their respective affiliates).

            "Note" means that certain First Mortgage Note in the original principal amount of $9,675,000.00, dated January 17, 1996, executed by Seller and payable to the order of Secore Financial Corporation, as assigned to Paine Webber Real Estate Securities Inc., as further assigned to LaSalle National
Bank, as trustee for the registered holders of Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 1996-2, 135 South LaSalle Street, Suite 1740, Chicago, Illinois 60603.

            "Objection  Deadline"  shall have the  meaning  set forth in Section
4.3.

            "Objection Notice" shall have the meaning set forth in Section 4.3.

            "Objections" shall have the meaning set forth in Section 4.3.

            "Permits" means all licenses and permits granted by any governmental authority having jurisdiction over the Property owned by Seller and required in order to own and operate the Property.

            "Permitted Exceptions" shall have the meaning set forth in Section 4.4.

            "Prohibited  Person"  means  any of the  following:  (a) a person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, Executive Order No. 13224 on Terrorist Financing (effective September 24,
2001) (the "Executive Order"); (b) a person or entity owned or controlled by, or acting for or on behalf of any person or entity that is listed in the Annex to, or is otherwise subject to the provisions of, the Executive Order; (c) a person or entity that is named as a "specially designated national" or "blocked person" on the most current list published by the U.S. Treasury Department's Office of Foreign Assets Control ("OFAC") at its official website, http://www.treas.gov/offices/enforcement/ofac/; (d) a person or entity that is otherwise the target of any economic sanctions program currently administered by OFAC; or (e) a person or entity that is affiliated with any person or entity identified in clause (a), (b), (c) and/or (d) above.

            "Property" means (a) the Land and Improvements and all rights of Seller, if any, in and to all of the easements, rights, privileges, and appurtenances belonging or in any way appertaining to the Land and Improvements,
(b) the right, if any and only to the extent transferable, of Seller in the Property Contracts, Leases, Permits (other than Excluded Permits), and the Fixtures and Tangible Personal Property, and (c) the Miscellaneous Property Assets owned by Seller which are located on the Property and used in its operation.

            "Property Contracts" means all contracts, agreements, equipment leases, purchase orders, maintenance, service, or utility contracts and similar contracts, excluding Leases, which relate to the ownership, maintenance, construction or repair and/or operation of the Property, but only to the extent assignable by their terms or applicable law (including any contracts that are assignable with the consent of the applicable vendor), and not including (a) any national contracts entered into by Seller, Property Manager, or AIMCO with respect to the Property (i) which terminate automatically upon transfer of the Property by Seller, or (ii) which Seller, in Seller's sole discretion, elects to terminate with respect to the Property effective as of the Closing Date, or (b) any property management contract for the Property. Property Contracts shall not include forward or similar long-term contracts to purchase electricity, natural gas, or other utilities, which contracts shall be "Utility Contracts" governed by the provisions of Section 5.4.11.

            "Property  Contracts  Notice"  shall have the  meaning  set forth in
Section 3.6.

            "Property Manager" means the current property manager of the Property.

            "Proration Schedule" shall have the meaning set forth in Section 5.4.1.

            "Purchase Price" means the consideration to be paid by Purchaser to Seller for the purchase of the Property pursuant to Section 2.2.

            "Records  Disposal  Notice"  shall  have the  meaning  set  forth in
Section 5.4.12.

            "Records Hold Period" shall have the meaning set forth in Section 5.4.12.

            "Regional  Property  Manager"  shall have the  meaning  set forth in
Section 6.4.

            "Rent Roll" shall have the meaning set forth in Section 3.5.3.

            "Required  Assignment  Consent"  shall have the meaning set forth in
Section 3.6.

            "Response Deadline" shall have the meaning set forth in Section 4.3.

            "Response Notice" shall have the meaning set forth in Section 4.3.

            "Seller's  Indemnified  Parties" shall have the meaning set forth in
Section 3.4.1.

            "Seller's Property-Related Files and Records" shall have the meaning set forth in Section 5.4.12.

            "Seller's  Representations"  shall  have the  meaning  set  forth in
Section 6.1.

            "Survey" shall have the meaning ascribed thereto in Section 4.2.

            "Survival Period" shall have the meaning set forth in Section 6.3.

            "Survival Provisions" shall have the meaning set forth in Section 13.28.

            "Tenant" means any person or entity entitled to occupy any portion of the Property under a Lease.

            "Tenant Deposits" means all security deposits, prepaid rentals, cleaning fees and other refundable deposits and fees collected from Tenants, plus any interest accrued thereon, paid by Tenants to Seller pursuant to the Leases. Tenant Deposits shall not include any non-refundable deposits or fees paid by Tenants to Seller, either pursuant to the Leases or otherwise.

            "Tenant Security Deposit Balance" shall have the meaning set forth in Section 5.4.6.2.

            "Terminated Contracts" shall have the meaning set forth in Section 3.6.

            [Intentionally left blank]

            "Third-Party   Reports"   means  any   reports,   studies  or  other
information prepared or compiled for Purchaser by any Consultant or other third-party in connection with Purchaser's investigation of the Property.

            "Title  Commitment"  shall  have the  meaning  ascribed  thereto  in
Section 4.1.

            "Title Documents" shall have the meaning set forth in Section 4.1.

            "Title Insurer" shall have the meaning set forth in Section 2.2.1.

            "Title Policy" shall have the meaning set forth in Section 4.1.

            "Uncollected Rents" shall have the meaning set forth in Section 5.4.6.1.

            "Utility  Contract"  shall  have the  meaning  set forth in  Section
5.4.11.

            "Vendor Terminations" shall have the meaning set forth in Section 5.2.5.

                                   ARTICLE II
                 PURCHASE AND SALE, PURCHASE PRICE & DEPOSIT
      Purchase  and Sale.  Seller  agrees to sell and convey the  Property  to
Purchaser and Purchaser agrees to purchase the Property from Seller, all in accordance with the terms and conditions set forth in this Contract.
      Purchase Price and Deposit. The total purchase price ("Purchase Price") for the Property shall be an amount equal to Twenty One Million Seven Hundred Seventy One Thousand One Hundred Seventy Five and No/100 Dollars ($21,771,175.00), less the Lender Fees, which amount shall be paid by Purchaser, as follows:

            Within one (1) Business Day after the Effective Date, Purchaser shall deliver to Fidelity National Title Insurance Company, 3D International Building, 1900 West Loop South, Suite 650, Houston, Texas 77027, Attention: Ms. Lolly Avant, 713-621-9960 ext. 201 ("Escrow Agent" or "Title Insurer") an initial deposit (the "Initial Deposit") of Four Hundred Twenty Nine Thousand and No/100 Dollars ($429,000.00) by wire transfer of immediately available funds ("Good Funds"). The Initial Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3.

            Within one (1) Business Day after the day that the Feasibility Period expires, Purchaser shall deliver to Escrow Agent an additional deposit (the "Additional Deposit") of Two Hundred Fourteen Thousand Five Hundred and No/100 Dollars ($214,500.00) by wire transfer of Good Funds. The Additional Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3.

            Intentionally left blank.

            The balance of the Purchase Price for the Property shall be paid to and received by Escrow Agent by wire transfer of Good Funds no later than 11:00 a.m. (in the time zone in which Escrow Agent is located) on the Closing Date (or such earlier time as required by Seller's lender).
      Escrow Provisions Regarding Deposit.

            Escrow Agent shall hold the Deposit and make delivery of the Deposit to the party entitled thereto under the terms of this Contract. Escrow Agent shall invest the Deposit in such short-term, high-grade securities, interest-bearing bank accounts, money market funds or accounts, bank certificates of deposit or bank repurchase contracts as Escrow Agent, in its discretion, deems suitable, and all interest and income thereon shall become part of the Deposit and shall be remitted to the party entitled to the Deposit pursuant to this Contract.

            Escrow Agent shall hold the Deposit until the earlier  occurrence of
(i) the date that Purchaser  terminates  this Contract  pursuant to the terms of
Section 3.2 hereinbelow, if applicable, (ii) the Closing Date, at which time the Deposit shall be applied against the Purchase Price, or (iii) the date on which Escrow Agent shall be authorized to disburse the Deposit as set forth in Section
2.3.3. The tax identification numbers of the parties shall be furnished to Escrow Agent upon request.

            If the  Deposit has not been  released  earlier in  accordance  with
Section 2.3.2, and either party makes a written demand upon Escrow Agent for payment of the Deposit, Escrow Agent shall give written notice to the other party of such demand. If Escrow Agent does not receive a written objection from the other party to the proposed payment within 5 Business Days after the giving of such notice, Escrow Agent is hereby authorized to make such payment (subject to Purchaser's obligation under Section 3.5.2 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Materials Deposit to Purchaser). If Escrow Agent does receive such written objection within such 5-Business Day period, Escrow Agent shall continue to hold such amount until otherwise directed by written instructions from the parties to this Contract or a final judgment or arbitrator's decision. However, Escrow Agent shall have the right at any time to deposit the Deposit and interest thereon, if any, with a court of competent jurisdiction in the state in which the Property is located. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrow Agent shall be relieved and discharged of all further obligations and responsibilities hereunder.

            The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that Escrow Agent shall not be deemed to be the agent of either of the parties for any act or omission on its part unless taken or suffered in bad faith in willful disregard of this Contract or involving gross negligence. Seller and Purchaser jointly and severally shall indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorney's fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith, in willful disregard of this Contract or involving gross negligence on the part of the Escrow Agent.

            The parties shall deliver to Escrow Agent an executed copy of this Contract, which shall constitute the sole instructions to Escrow Agent. Escrow Agent shall execute the signature page for Escrow Agent attached hereto with respect to the provisions of this Section 2.3; provided, however, that (a) Escrow Agent's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Seller, and the same shall become fully effective upon execution by Purchaser and Seller, and (b) the signature of Escrow Agent will not be necessary to amend any provision of this Contract other than this Section 2.3.

            Escrow Agent, as the person responsible for closing the transaction within the meaning of Section 6045(e)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code"), shall file all necessary information, reports, returns, and statements regarding the transaction required by the Code including, but not limited to, the tax reports required pursuant to Section 6045 of the Code. Further, Escrow Agent agrees to indemnify and hold Purchaser, Seller, and their respective attorneys and brokers harmless from and against any Losses resulting from Escrow Agent's failure to file the reports Escrow Agent is required to file pursuant to this section.

            The provisions of this Section 2.3 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.

                                  ARTICLE III
                               FEASIBILITY PERIOD
      Feasibility Period. Subject to the terms of Section 3.3 and 3.4 and the right of Tenants under the Leases, from the Effective Date to and including the date which is 21 days after the Effective Date (the "Feasibility Period"), Purchaser, and its agents, contractors, engineers, surveyors, lenders, investors, accountants, attorneys, and employees (collectively, "Consultants") shall have the right from time to time to enter onto the Property:

            To conduct and make any and all customary studies, tests, examinations, inquiries, and inspections, or investigations (collectively, the "Inspections") of or concerning the Property (including, without limitation, engineering and feasibility studies, evaluation of drainage and flood plain, soil tests for bearing capacity and percolation and surveys, including topographical surveys);

            To confirm any and all matters which Purchaser may reasonably desire to confirm with respect to the Property;

            To ascertain and confirm the suitability of the Property for Purchaser's intended use of the Property; and

            To review the Materials at Purchaser's sole cost and expense.

      Notwithstanding anything to the contrary contained herein, if Seller determines, in its sole and absolute discretion, that the Consultants are disrupting Seller's operation of the Property, then Seller shall have the right to reasonably limit the number of Consultants visiting the Property.
      Expiration of Feasibility Period. If the results of any of the matters referred to in Section 3.1 appear unsatisfactory to Purchaser for any reason or if Purchaser elects not to proceed with the transaction contemplated by this Contract for any other reason, or for no reason whatsoever, in Purchaser's sole and absolute discretion, then Purchaser shall have the right to terminate this Contract by giving written notice to that effect to Seller and Escrow Agent on or before 5:00 p.m. (in the time zone in which the Escrow Agent is located) on the date of expiration of the Feasibility Period. If Purchaser exercises such right to terminate, this Contract shall terminate and be of no further force and effect, subject to and except for the Survival Provisions, and Escrow Agent shall forthwith return the Initial Deposit to Purchaser (subject to Purchaser's obligation under Section 3.5.2 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Materials Deposit). If Purchaser fails to provide Seller with written notice of termination prior to the expiration of the Feasibility Period in strict accordance with the notice provisions of this Contract, Purchaser's right to terminate under this Section 3.2 shall be permanently waived and this Contract shall remain in full force and effect, the Deposit (including the Initial Deposit and, when delivered in accordance with Section 2.2.2, the Additional Deposit, and, when delivered in accordance with Section 5.1, the Extension Deposit) shall be non-refundable, and Purchaser's obligation to purchase the Property shall be non-contingent and unconditional except only for satisfaction of the conditions expressly stated in Section 8.1.
      Conduct of Investigation. Purchaser shall not permit any mechanic's or materialmen's liens or any other liens to attach to the Property by reason of the performance of any work or the purchase of any materials by Purchaser or any other party in connection with any Inspections conducted by or for Purchaser. Purchaser shall give notice to Seller a reasonable time prior to entry onto the Property and shall permit Seller to have a representative present during all Inspections conducted at the Property. Purchaser shall take all reasonable actions and implement all protections necessary to ensure that all actions taken in connection with the investigations and inspections of the Property, and all equipment, materials and substances generated, used or brought onto the Property pose no material threat to the safety of persons or the environment and cause no damage to the Property or other property of Seller or other persons. All information made available by Seller to Purchaser in accordance with this Contract or obtained by Purchaser in the course of its Inspections shall be treated as confidential information by Purchaser, and, prior to the purchase of the Property by Purchaser, Purchaser shall use its best efforts to prevent its Consultants from divulging such information to any unrelated third parties except as reasonably necessary to third parties engaged by Purchaser for the limited purpose of analyzing and investigating such information for the purpose of consummating the transaction contemplated by this Contract. The provisions of this Section 3.3 shall survive the termination of this Contract, and if not so terminated shall survive (except for the confidentiality provisions of this Section 3.3) the Closing and delivery of the Deed to Purchaser.
      Purchaser Indemnification.

            Purchaser shall indemnify, hold harmless and, if requested by Seller (in Seller's sole discretion), defend (with counsel approved by Seller) Seller, together with Seller's affiliates, parent and subsidiary entities, successors, assigns, partners, managers, members, employees, officers, directors, trustees, shareholders, counsel, representatives, agents, Property Manager, Regional Property Manager, Community Property Manager and AIMCO (collectively, including Seller, "Seller's Indemnified Parties"), from and against any and all damages, mechanics' liens, liabilities, losses, demands, actions, causes of action, claims, costs and expenses (including reasonable attorneys' fees, including the cost of in-house counsel and appeals) (collectively, "Losses") arising from or related to Purchaser's or its Consultants' entry onto the Property, and any Inspections or other matters performed by Purchaser with respect to the Property during the Feasibility Period or otherwise.

            Notwithstanding anything in this Contract to the contrary, Purchaser shall not be permitted to perform any invasive tests on the Property without Seller's prior written consent, which consent may be withheld in Seller's sole discretion. Further, Seller shall have the right, without limitation, to disapprove any and all entries, surveys, tests (including, without limitation, a Phase II environmental study of the Property), investigations and other matters that in Seller's reasonable judgment could result in any injury to the Property or breach of any contract, or expose Seller to any Losses or violation of applicable law, or otherwise adversely affect the Property or Seller's interest therein. Purchaser shall use commercially reasonable efforts to minimize disruption  to  Tenants  in  connection  with  Purchaser's  or its  Consultants'
activities pursuant to this Section. No consent by the Seller to any such activity shall be deemed to constitute a waiver by Seller or assumption of liability or risk by Seller. Purchaser hereby agrees to restore, at Purchaser's sole cost and expense, the Property to the same condition existing immediately prior to Purchaser's exercise of its rights pursuant to this Article 3. Purchaser shall maintain (a) casualty insurance and comprehensive public liability insurance with coverages of not less than $1,000,000.00 for injury or death to any one person and $3,000,000.00 for injury or death to more than one person and $1,000,000.00 with respect to property damage, which shall also cover Purchaser's third party consultants and (b) and cause its third party consultants to maintain worker's compensation insurance for all of their respective employees in accordance with the law of the state in which the Property is located. Purchaser shall deliver proof of the insurance coverage required pursuant to this Section 3.4.2 to Seller (in the form of a certificate of insurance) prior to the earlier to occur of (i) Purchaser's or Purchaser's Consultants' entry onto the Property, or (ii) the expiration of 5 days after the Effective Date. The provisions of this Section 3.4 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.
      Property Materials.

            Within 2 business days after the Effective Date, and to the extent the same exist and are in Seller's possession or reasonable control (subject to
Section 3.5.2), Seller agrees to make the documents set forth on Schedule 3.5 (the "Materials") available at the Property for review and copying by Purchaser at Purchaser's sole cost and expense. In the alternative, at Seller's option and within the foregoing 2-day period, Seller may deliver some or all of the Materials to Purchaser, or make the same available to Purchaser on a secure web site (Purchaser agrees that any item to be delivered by Seller under this Contract shall be deemed delivered to the extent available to Purchaser on such secured web site). To the extent that Purchaser determines that any of the Materials have not been made available or delivered to Purchaser pursuant to this Section 3.5.1, Purchaser shall notify Seller and Seller shall use commercially reasonable efforts to deliver the same to Purchaser within 5 Business Days after such notification is received by Seller; provided, however, that under no circumstances will the Feasibility Period be extended and Purchaser's sole remedy will be to terminate this Contract pursuant to Section 3.2

            In providing such information and Materials to Purchaser, other than
Seller's Representations, Seller makes no representation or warranty, express, written, oral, statutory, or implied, and all such representations and warranties are hereby expressly excluded and disclaimed. Any information and Materials provided by Seller to Purchaser under the terms of this Contract is for informational purposes only and, together with all Third-Party Reports, shall be returned by Purchaser to Seller as a condition to return of the Deposit to Purchaser (if Purchaser is otherwise entitled to such Deposit pursuant to the terms of this Contract) if this Contract is terminated for any reason. Except as expressly set forth in Section 6.1, Purchaser shall not in any way be entitled to rely upon the accuracy of such information and Materials. Purchaser recognizes and agrees that, subject to the express representations and warranties set forth in Section 6.1, the Materials and other documents and information delivered or made available by Seller pursuant to this Contract may not be complete or constitute all of such documents which are in Seller's possession or control, but are those that are readily available to Seller after reasonable inquiry to ascertain their availability. Purchaser understands that, although Seller will use commercially reasonable efforts to locate and make available the Materials and other documents required to be delivered or made available by Seller pursuant to this Contract, Purchaser will not, subject to the express representations and warranties set forth in Section 6.1, rely on such Materials or other documents as being a complete and accurate source of information with respect to the Property, and will instead in all instances rely exclusively on its own Inspections and Consultants with respect to all matters which it deems relevant to its decision to acquire, own and operate the Property.

            In addition to the items set forth on Schedule 3.5, no later than 2 Business Days after the Effective Date, Seller shall deliver to Purchaser (or otherwise make available to Purchaser as provided under Section 3.5.1) a rent roll for the Property listing the move-in date, monthly base rent payable, lease expiration date and unapplied security deposit for each Lease (the "Rent Roll"). The Rent Roll shall be part of the Materials for all purposes under this Contract and Seller makes no representations or warranties regarding the Rent Roll other than the express representation set forth in Section 6.1.7. Seller shall update the Rent Roll in accordance with Section 5.2.11.

            The provisions of this Section 3.5 shall survive the Closing and delivery of the Deed to Purchaser.
      Property Contracts. On or before the expiration of the Feasibility Period, Purchaser may deliver written notice to Seller (the "Property Contracts Notice") specifying any Property Contracts which Purchaser desires to terminate at the Closing (the "Terminated Contracts"); provided that (a) the effective date of such termination after Closing shall be subject to the express terms of such Terminated Contracts (and, to the extent that the effective date of termination of any Terminated Contract is after the Closing Date, Purchaser shall be deemed to have assumed all of Seller's obligations under such Terminated Contract as of the Closing Date), (b) if any such Property Contract cannot by its terms be terminated, it shall be assumed by Purchaser and not be a Terminated Contract, and (c) to the extent that any such Terminated Contract requires payment of a penalty or premium for cancellation, Purchaser shall be solely responsible for the payment of any such cancellation fees or penalties. If Purchaser fails to deliver the Property Contracts Notice on or before the expiration of the Feasibility Period, there shall be no Terminated Contracts and Purchaser shall assume all Property Contracts at the Closing. To the extent that any Property Contract to be assumed by Purchaser (including any Property Contract that, because of advance notice requirements, will be temporarily assumed by Purchaser pending the effective date of termination after the Closing Date) is assignable but requires the applicable vendor to consent to the assignment or assumption of the Property Contract by Seller to Purchaser, then, prior to the Closing, Purchaser shall be responsible for obtaining from each applicable vendor a consent (each a "Required Assignment Consent") to the assignment of the Property Contract by Seller to Purchaser (and the assumption by Purchaser of all obligations under such Property Contract). Purchaser shall indemnify, hold harmless and, if requested by Seller (in Seller's sole discretion), defend (with counsel approved by Seller) Seller's Indemnified Parties from and against any and all Losses arising from or related to Purchaser's failure to obtain any Required Assignment Consent.

                                   ARTICLE IV
                                      TITLE
      Title Documents. Within 2 Business Days after the Effective Date, Seller shall cause to be delivered to Purchaser a standard form commitment for title insurance ("Title Commitment") for the Property in an amount equal to the Purchase Price from Title Insurer for an owner's title insurance policy (the "Title Policy") on the most recent standard American Land Title Association form, together with copies of all instruments identified as exceptions therein (together with the Title Commitment, referred to herein as the "Title Documents"). Seller shall be responsible only for payment of the basic premium for the Title Policy. Purchaser shall be solely responsible for payment of all other costs relating to procurement of the Title Commitment, the Title Policy, and any requested endorsements, except as set forth if Section 4.3 below.
      Survey. Within 2 Business Days after the Effective Date, Seller shall deliver to Purchaser or make available at the Property any existing survey of the Property (the "Existing Survey") which to Seller's knowledge is in Seller's possession or reasonable control (subject to Section 3.5.2). Purchaser shall reimburse Seller one-half of the cost of the preparation thereof. Purchaser acknowledges and agrees that delivery of the Existing Survey is subject to
Section 3.5.2. To the extent that Purchaser desires that a new survey of the Property be prepared (or that the Existing Survey be updated), Purchaser shall request the same in writing to Seller no later than 5 Business Days after the Effective Date. Seller also independently may elect to order a new or updated survey of the Property either before or after the Effective Date (such new or updated survey (whether requested by Purchaser or ordered by Seller), (together with the Existing Survey, is referred to herein as the "Survey"). Any new or updated survey may be ordered by Seller from the surveyor who prepared the Existing Survey (or from such other surveyor as Seller determines in its reasonable discretion). Purchaser shall be solely responsible for the cost and expense of the preparation of any new or updated survey ordered by Seller or requested by Purchaser pursuant to the terms of this Section 4.2.
      Objection and Response Process. On or before the date which is 15 days after the Effective Date (the "Objection Deadline"), Purchaser shall give written notice (the "Objection Notice") to the attorneys for Seller of any matter set forth in the Title Documents or the Survey to which Purchaser objects (the "Objections"). If Purchaser fails to tender an Objection Notice on or before the Objection Deadline, Purchaser shall be deemed to have approved and irrevocably waived any objections to any matters covered by the Title Documents and the Survey. On or before 18 days after the Effective Date (the "Response Deadline"), Seller may, in Seller's sole discretion, give Purchaser notice (the "Response Notice") of those Objections which Seller is willing to cure, if any. Seller shall be entitled to reasonable adjournments of the Closing Date to cure the Objections and, if Seller elects to cure such Objections, Seller shall pay for any and all costs required in connection with curing such Objections including, without limitation, the cost of any endorsements issued by the Title Insurer as part of the Title Policy in favor of Purchaser and its lender to cure such Objections. If Seller fails to deliver a Response Notice by the Response Deadline, Seller shall be deemed to have elected not to cure or otherwise resolve any matter set forth in the Objection Notice. If Purchaser is dissatisfied with the Response Notice, Purchaser may, as its exclusive remedy, elect by written notice given to Seller on or before the expiration of the Feasibility Period (the "Final Response Deadline") either (a) to accept the Title Documents and Survey with resolution, if any, of the Objections as set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections) and without any reduction or abatement of the Purchase Price, or (b) to terminate this Contract, in which event the Initial Deposit shall be returned to Purchaser (subject to Purchaser's obligation under
Section 3.5.2 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Materials
Deposit). If Purchaser fails to give notice to terminate this Contract on or before the Final Response Deadline, Purchaser shall be deemed to have elected to approve and irrevocably waived any objections to any matters covered by the
Title Documents or the Survey, subject only to resolution, if any, of the Objections as set forth in the Response Notice (or if no Response Notice is tendered, without any resolution of the Objections).
      Permitted Exceptions. The Deed delivered pursuant to this Contract shall be subject to the following, all of which shall be deemed "Permitted Exceptions":

            All matters shown in the Title Documents and the Survey,  other than
(a) those Objections, if any, which Seller has agreed to cure pursuant to the Response Notice under Section 4.3, (b) mechanics' liens and taxes due, payable and delinquent with respect to the period preceding Closing, (c) the standard exception regarding the rights of parties in possession which shall be limited to those parties in possession pursuant to the Leases, and (d) the standard exception pertaining to taxes which shall be limited to taxes and assessments payable in the year in which the Closing occurs and subsequent taxes and assessments;

            All Leases;

            Intentionally left blank;

            Applicable zoning and governmental regulations and ordinances;

            Any defects in or objections to title to the Property, or title exceptions or encumbrances, arising by, through or under Purchaser; and

            The terms and conditions of this Contract.
      Existing Deed of Trust. It is understood and agreed that, whether or not Purchaser gives an Objection Notice with respect thereto, any deeds of trust and/or mortgages which secure the Note (collectively, the "Deed of Trust") shall not be deemed Permitted Exceptions, whether Purchaser gives further written notice of such or not, and shall, pursuant to Section 5.4.7, be paid off, satisfied, discharged and/or cured from proceeds of the Purchase Price at Closing, provided that the Lender Fees due in connection with the Loan Payoff shall be paid by Purchaser.
      Purchaser Financing. Purchaser assumes full responsibility to obtain the funds required for settlement, and Purchaser's acquisition of such funds shall not be a contingency to the Closing.

                                   ARTICLE V
                                     CLOSING
      Closing Date. The Closing shall occur 30 days following the expiration of the Feasibility Period (the "Closing Date") through an escrow with Escrow Agent, whereby the Seller, Purchaser and their attorneys need not be physically present at the Closing and may deliver documents by overnight air courier or other means. Notwithstanding the foregoing to the contrary, Seller shall have the option, by delivering written notice to Purchaser prior to expiration of the Feasibility Period, to extend the Closing Date to the last Business Day of the month in which the Closing Date otherwise would occur pursuant to the preceding sentence, or to such other date (either in the same month or the next) as Seller reasonably determines is desirable in connection with the Loan Payoff. Further, the Closing Date may be extended without penalty at the option of Seller to a date not later than 30 days following the Closing Date specified in the first sentence of this paragraph above (or, if applicable, as extended by Seller pursuant to the second sentence of this paragraph) to satisfy any condition to Closing, or such later date as is mutually acceptable to Seller and Purchaser. Further the Closing Date may be extended at the option of Purchaser to a date not later than 30 days following the Closing Date specified in the first sentence of this paragraph (or if applicable, as extended by Seller in accordance herewith), provided that, at least 10 days prior to the then-scheduled Closing Date, Purchaser deposits with Escrow Agent an additional deposit (the "Extension Deposit") of Two Hundred Fourteen Thousand Five Hundred and No/100 Dollars ($214,500.00) by wire transfer of Good Funds and delivers Seller written notice thereof. The Extension Deposit shall be held and disbursed in accordance with the escrow provisions set forth in Section 2.3.
      Seller Closing Deliveries. No later than 1 Business Day prior to the Closing Date, Seller shall deliver to Escrow Agent, each of the following items:

            Special Warranty Deed (the "Deed") in the form attached as Exhibit B to Purchaser, subject to the Permitted Exceptions.

            A Bill of Sale in the form attached as Exhibit C.

            A General Assignment in the form attached as Exhibit D (the "General Assignment").

            An Assignment of Leases and Security Deposits in the form attached as Exhibit E (the "Leases Assignment").

            A letter in the form attached hereto as Exhibit F prepared by Purchaser and countersigned by Seller to each of the vendors under the Terminated Contracts informing them of the termination of such Terminated Contract as of the Closing Date (subject to any delay in the effectiveness of such termination pursuant to the express terms of each applicable Terminated Contract) (the "Vendor Terminations").

            A closing statement executed by Seller.

            A title affidavit or at Seller's option an indemnity, as applicable, in the customary form reasonably acceptable to Seller to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Seller to any greater liability, or impose any additional obligations, other than as set forth in this Contract.

            A certification of Seller's non-foreign status pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended;

            Resolutions,   certificates   of  good  standing,   and  such  other
organizational documents as Title Insurer shall reasonably require evidencing Seller's authority to consummate this transaction;

            Any required Kansas Real Estate Sales Validation Questionnaire form;

            An updated Rent Roll reflecting the information required in Section 3.5.3; provided, however, that the content of such updated Rent Roll shall in no event expand or modify the conditions to Purchaser's obligation to close as specified under Section 8.1.
      Purchaser Closing Deliveries. No later than 1 Business Day prior to the Closing Date (except for the balance of the Purchase Price which is to be delivered at the time specified in Section 2.2.4), Purchaser shall deliver to the Escrow Agent (for disbursement to Seller upon the Closing) the following items with respect to the Property being conveyed at such Closing:

            The full Purchase Price (with credit for the Deposit), plus or minus the adjustments or prorations required by this Contract.

            A title affidavit (or at Purchaser's option an indemnity) pertaining to Purchaser's activity on the Property prior to Closing, in the customary form reasonably acceptable to Purchaser, to enable Title Insurer to delete the standard exceptions to the title insurance policy set forth in this Contract (other than matters constituting any Permitted Exceptions and matters which are to be completed or performed post-Closing) to be issued pursuant to the Title Commitment; provided that such affidavit does not subject Purchaser to any greater liability, or impose any additional obligations, other than as set forth in this Contract.

            Any declaration or other statement which may be required to be submitted to the local assessor with respect to the terms of the sale of the Property.

            A closing statement executed by Purchaser.

            A countersigned counterpart of the General Assignment.

            A countersigned counterpart of the Leases Assignment.

            Notification letters to all Tenants prepared and executed by Purchaser in the form attached hereto as Exhibit G.

            The Vendor Terminations (Purchaser shall be solely responsible for identifying each of the Terminated Contracts (subject to the terms and conditions of Section 3.6) and addressing and preparing each of the Vendor Terminations for execution by Purchaser and Seller).

            Any cancellation fees or penalties due to any vendor under any Terminated Contract as a result of the termination thereof.

            Resolutions,   certificates   of  good  standing,   and  such  other
organizational documents as Title Insurer shall reasonably require evidencing Purchaser's authority to consummate this transaction.

            Any required Kansas Real Estate Sales Validation Questionnaire forms to the extent they must be countersigned by Purchaser.

            The Lender Fees (subject to reduction from the Purchase Price in accordance with Section 2.2).
      Closing Prorations and Adjustments.

            General. All normal and customarily proratable items, including, without limitation, collected rents, operating expenses, personal property taxes, other operating expenses and fees, shall be prorated as of the Closing Date, Seller being charged or credited, as appropriate, for all of same attributable to the period up to the Closing Date (and credited for any amounts paid by Seller attributable to the period on or after the Closing Date, if assumed by Purchaser) and Purchaser being responsible for, and credited or charged, as the case may be, for all of the same attributable to the period on and after the Closing Date. Seller shall prepare a proration schedule (the "Proration Schedule") of the adjustments described in this Section 5.4 prior to Closing. Such adjustments shall be paid by Purchaser to Seller (if the prorations result in a net credit to Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the cash to be paid by Purchaser at Closing.

            Operating Expenses. All of the operating, maintenance, taxes (other than real estate taxes, such as rental taxes), and other expenses incurred in operating the Property that Seller customarily pays, and any other costs incurred in the ordinary course of business for the management and operation of the Property, shall be prorated on an accrual basis. Seller shall pay all such expenses that accrue prior to Closing and Purchaser shall pay all such expenses that accrue from and after the Closing Date.

            Utilities. The final readings and final billings for utilities will be made if possible as of the Closing Date, in which case Seller shall pay all such bills as of the Closing Date and no proration shall be made at the Closing with respect to utility bills. Otherwise, a proration shall be made based upon the parties' reasonable good faith estimate and a readjustment made within 90 days after the Closing, if necessary. Seller shall be entitled to the return of any deposit(s) posted by it with any utility company, and Seller shall notify each utility company serving the Property to terminate Seller's account, effective as of noon on the Closing Date.

            Real Estate Taxes. Any real estate ad valorem or similar taxes for the Property, or any installment of assessments payable in installments which installment is payable in the calendar year of Closing, shall be prorated to the date of Closing, based upon actual days involved. The proration of real property taxes or installments of assessments shall be based upon the assessed valuation and tax rate figures (assuming payment at the earliest time to allow for the maximum possible discount) for the year in which the Closing occurs to the extent the same are available; provided, however, that in the event that actual figures (whether for the assessed value of the Property or for the tax rate) for the year of Closing are not available at the Closing Date, the proration shall be made using figures from the preceding year (assuming payment at the earliest time to allow for the maximum possible discount). The proration of real property taxes or installments of assessments shall be final and not subject to re-adjustment after Closing.

            Property   Contracts.   Purchaser   shall   assume  at  Closing  the
obligations  under  the  Property  Contracts  assumed  by  Purchaser;   however,
operating expenses shall be prorated under Section 5.4.2.

            Leases.

                  All collected rent (whether fixed monthly rentals, additional rentals, escalation rentals, retroactive rentals, operating cost pass-throughs or other sums and charges payable by Tenants under the Leases), income and expenses from any portion of the Property shall be prorated as of the Closing Date (prorated for any partial month). Purchaser shall receive all collected rent and income attributable to dates from and after the Closing Date. Seller shall receive all collected rent and income attributable to dates prior to the Closing Date. Notwithstanding the foregoing, no prorations shall be made in relation to either (a) non-delinquent rents which have not been collected as of the Closing Date, or (b) delinquent rents existing, if any, as of the Closing Date (the foregoing (a) and (b) referred to herein as the "Uncollected Rents"). In adjusting for Uncollected Rents, no adjustments shall be made in Seller's favor for rents which have accrued and are unpaid as of the Closing, but Purchaser shall pay Seller such accrued Uncollected Rents as and when collected by Purchaser. Purchaser agrees to bill Tenants of the Property for all Uncollected Rents and to take reasonable actions to collect Uncollected Rents. After the Closing, Seller shall continue to have the right, but not the obligation, in its own name, to demand payment of and to collect Uncollected
Rents owed to Seller by any Tenant, which right shall include, without limitation, the right to continue or commence legal actions or proceedings against any Tenant and the delivery of the Leases Assignment shall not constitute a waiver by Seller of such right. Purchaser agrees to cooperate with Seller in connection with all efforts by Seller to collect such Uncollected Rents and to take all steps, whether before or after the Closing Date, as may be necessary to carry out the intention of the foregoing, including, without limitation, the delivery to Seller, within 7 days after a written request, of any relevant books and records (including, without limitation, rent statements, receipted bills and copies of tenant checks used in payment of such rent), the execution of any and all consents or other documents, and the undertaking of any act reasonably necessary for the collection of such Uncollected Rents by Seller; provided, however, that Purchaser's obligation to cooperate with Seller pursuant to this sentence shall not obligate Purchaser to terminate any Tenant lease with an existing Tenant or evict any existing Tenant from the Property.

                  At Closing, Purchaser shall receive a credit against the Purchase Price in an amount equal to the received and unapplied balance of all cash (or cash equivalent) Tenant Deposits, including, but not limited to, security, damage or other refundable deposits or required to be paid by any of the Tenants to secure their respective obligations under the Leases, together, in all cases, with any interest payable to the Tenants thereunder as may be required by their respective Tenant Lease or state law (the "Tenant Security Deposit Balance"). Any cash (or cash equivalents) held by Seller which constitutes the Tenant Security Deposit Balance shall be retained by Seller in exchange for the foregoing credit against the Purchase Price and shall not be transferred by Seller pursuant to this Contract (or any of the documents delivered at Closing), but the obligation with respect to the Tenant Security Deposit Balance nonetheless shall be assumed by Purchaser and Purchaser shall indemnify, protect, defend and hold harmless Seller from and against any and all claims incurred by Seller with respect to the Tenant Security Deposit Balance obligation assumed by Purchaser (which indemnity shall survive the Closing and delivery of the Deed to Purchaser). The Tenant Security Deposit Balance shall not include any non-refundable deposits or fees paid by Tenants to Seller, either pursuant to the Leases or otherwise.

                  With respect to operating expenses, taxes, utility charges, other operating cost pass-throughs, retroactive rental escalations, sums or charges payable by Tenants under the Tenant Leases, to the extent that Seller has received as of the Closing payments allocable to periods subsequent to Closing, the same shall be properly prorated with an adjustment in favor of Purchaser, and Purchaser shall receive a credit therefor at Closing. With respect to any payments received by Purchaser after the Closing allocable to Seller prior to Closing, Purchaser shall promptly pay the same to Seller.

            Existing Loan. Purchaser acknowledges that Purchaser had the opportunity to assume the Note or to cause prepayment of the Note at Closing
(but in either event, Purchaser would pay the Lender Fees). Purchaser has elected to cause the debt to be prepaid. Therefore, on the Closing Date, a sufficient amount of the proceeds of the Purchase Price will be used to pay the outstanding principal balance of the Note together with all interest accrued under the Note prior to the Closing Date (the "Loan Payoff"), and on the Closing Date Purchaser shall pay all Lender Fees (subject to reduction from the Purchase Price in accordance with Section 2.2) as reflected on the closing statement and Purchaser shall have no further obligation to pay any Lender Fees that are not reflected on the closing statement. Any existing reserves, impounds and other accounts maintained in connection with the Loan shall be released in Good Funds to Seller at the Closing unless credited by Lender against the amount due under the Note.

            Insurance. No proration shall be made in relation to insurance premiums and insurance policies will not be assigned to Purchaser.

            Employees. All of Seller's and Seller's manager's on-site employees shall have their employment at the Property terminated as of the Closing Date.

            Closing Costs. Purchaser shall pay any transfer, sales, use, gross receipts or similar taxes, any premiums or fees required to be paid by Purchaser with respect to the Title Policy pursuant to Section 4.1, and one-half of the customary closing costs of the Escrow Agent. Seller shall pay the cost of recording any instruments required to discharge any liens or encumbrances against the Property (including without limitation the Deed of Trust), any tax on the reconveyance of the Deed of Trust or other security instruments encumbering the Property or on the recordation of the Deed, the base premium for the Title Policy to the extent required by Section 4.1, and one-half of the customary closing costs of the Escrow Agent.

            Utility Contracts. If Seller has entered into an agreement for the purchase of electricity, gas or other utility service for the Property or a group of properties (including the Property) (a "Utility Contract"), or an affiliate of Seller has entered into a Utility Contract, then, at the option of Seller, either (a) Purchaser either shall assume the Utility Contract with respect to the Property, or (b) the reasonably calculated costs of the Utility Contract attributable to the Property from and after the Closing shall be paid to Seller at the Closing and Seller shall remain responsible for payments under the Utility Contract.

            Possession. Possession of the Property, subject to the Leases, Property Contracts which are not identified as Terminated Contracts during the Feasibility Period (subject to the limitations of Section 3.6), and Permitted
Exceptions, shall be delivered to Purchaser at the Closing upon release from escrow of all items to be delivered by Purchaser pursuant to Section 5.3, including, without limitation, the Purchase Price. To the extent reasonably available to Seller, originals or copies of the Leases and Property Contracts, lease files, warranties, guaranties, operating manuals, keys to the property, and Seller's books and records (other than proprietary information) (collectively, "Seller's Property-Related Files and Records") regarding the Property shall be made available to Purchaser at the Property after the Closing. Purchaser agrees, for a period of not less than 3 years after the Closing (the "Records Hold Period"), to (a) provide and allow Seller reasonable access to Seller's Property-Related Files and Records for purposes of inspection and copying thereof, and (b) reasonably maintain and preserve Seller's Property-Related Files and Records. If at any time after the Records Hold Period, Purchaser desires to dispose of Seller's Property-Related Files and Records, Purchaser must first provide Seller prior written notice (the "Records Disposal Notice"). Seller shall have a period of 30 days after receipt of the Records Disposal Notice to enter the Property (or such other location where such records are then stored) and remove or copy those of Seller's Property-Related Files and Records that Seller desires to retain. Purchaser agrees (i) to include the covenants of this Section 5.4.12 pertaining to Seller's Property-Related Files and Records in any management contract for the Property (and to bind the manager thereunder to such covenants), and (ii) to bind any future purchaser of the Property to the covenants of this Section 5.4.12 pertaining to Seller's Property-Related Files and Records. Purchaser shall indemnify, hold harmless and, if requested by Seller (in Seller's sole discretion), defend (with counsel approved by Seller) Seller's Indemnified Parties from and against any and all Losses arising from or related to Purchaser's failure to comply with the provisions of this Section 5.4.12.

            Survival. The provisions of this Section 5.4 shall survive the Closing and delivery of the Deed to Purchaser.
      Post Closing Adjustments. In general, and except as provided in this Contract or the Closing Documents, Seller shall be entitled to all income, and shall pay all expenses, relating to the operation of the Property for the period prior to the Closing Date and Purchaser shall be entitled to all income, and shall pay all expenses, relating to the operation of the Property for the period commencing on and after the Closing Date. Purchaser or Seller may request that Purchaser and Seller undertake to re-adjust any item on the Proration Schedule (or any item omitted therefrom) in accordance with the provisions of Section 5.4 of this Contract; provided, however, that neither party shall have any obligation to re-adjust any items (a) after the expiration of 90 days after Closing, or (b) subject to such 90-day period, unless such items exceed $5,000.00 in magnitude (either individually or in the aggregate). The provisions of this Section 5.5 shall survive the Closing and delivery of the Deed to Purchaser.

                                   ARTICLE VI
            REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER
      Seller's   Representations.   Except,   in  all  cases,  for  any  fact,
information  or  condition  disclosed  in the  Title  Documents,  the  Permitted
Exceptions, the Property Contracts, or which is otherwise known by Purchaser prior to the Closing, Seller represents and warrants to Purchaser the following (collectively, the "Seller's Representations") as of the Effective Date and as of the Closing Date (provided that Purchaser's remedies if any such Seller's Representations are untrue as of the Closing Date are limited to those set forth in Section 8.1):

            Seller is duly organized, validly existing and in good standing under the laws of the state of its formation set forth in the initial paragraph of this Contract; and, subject to Section 8.2.4, has or at the Closing shall have the entity power and authority to sell and convey the Property and to execute the documents to be executed by Seller and prior to the Closing will have taken as applicable, all corporate, partnership, limited liability company or equivalent entity actions required for the execution and delivery of this Contract, and the consummation of the transactions contemplated by this Contract. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Seller is a party or by which Seller is otherwise bound, which conflict, breach or default would have a material adverse affect on Seller's ability to consummate the transaction contemplated by this Contract or on the Property. Subject to Section 8.2.4, this Contract is a valid, binding and enforceable agreement against Seller in accordance with its terms;

            Other than the Leases, the Property is not subject to any written lease executed by Seller or, to Seller's knowledge, any other possessory interests of any person;

            Seller is not a "foreign person," as that term is used and defined in the Internal Revenue Code, Section 1445, as amended;

            Except for any actions by Seller to evict Tenants under the Leases, or (b) any matter covered by Seller's current insurance policy(ies), to Seller's knowledge, there are no actions, proceedings, litigation or governmental investigations or condemnation actions either pending or threatened against the Property;

            To Seller's knowledge, Seller has not received any written notice from a governmental agency of any uncured material violations of any federal, state, county or municipal law, ordinance, order, regulation or requirement affecting the Property; and

            To Seller's knowledge, Seller has not received any written notice of any material default by Seller under any of the Property Contracts that will not be terminated on the Closing Date.

            To Seller's knowledge, the Rent Roll (as updated pursuant to Section 5.2.11) is accurate in all material respects.

            To Seller's knowledge, Seller is not currently in uncured monetary default under any of the Leases beyond any applicable notice and cure period.

            To Seller's knowledge, Seller is not currently a party to any agreement granting to any party other than Purchaser a right to purchase the Property.
      AS-IS. Except for Seller's Representations, the Property is expressly purchased and sold "AS IS," "WHERE IS," and "WITH ALL FAULTS." The Purchase Price and the terms and conditions set forth herein are the result of arm's-length bargaining between entities familiar with transactions of this kind, and said price, terms and conditions reflect the fact that Purchaser shall not have the benefit of, and is not relying upon, any information provided by
Seller or Broker or statements, representations or warranties, express or implied, made by or enforceable directly against Seller or Broker, including, without limitation, any relating to the value of the Property, the physical or environmental condition of the Property, any state, federal, county or local law, ordinance, order or permit; or the suitability, compliance or lack of compliance of the Property with any regulation, or any other attribute or matter of or relating to the Property (other than any covenants of title contained in the Deed conveying the Property and Seller's Representations). Purchaser agrees that Seller shall not be responsible or liable to Purchaser for any defects, errors or omissions, or on account of any conditions affecting the Property. Purchaser, its successors and assigns, and anyone claiming by, through or under Purchaser, hereby fully releases Seller's Indemnified Parties from, and irrevocably waives its right to maintain, any and all claims and causes of action that it or they may now have or hereafter acquire against Seller's Indemnified Parties with respect to any and all Losses arising from or related to any defects, errors, omissions or other conditions affecting the Property. Purchaser represents and warrants that, as of the date hereof and as of the Closing Date, it has and shall have reviewed and conducted such independent analyses, studies (including, without limitation, environmental studies and analyses concerning the presence of lead, asbestos, water intrusion and/or fungal growth and any resulting damage, PCBs and radon in and about the Property), reports, investigations and inspections as it deems appropriate in connection with the Property. If Seller provides or has provided any documents, summaries, opinions or work product of consultants, surveyors, architects, engineers, title companies, governmental authorities or any other person or entity with respect to the Property, including, without limitation, the offering prepared by Broker, Purchaser and Seller agree that Seller has done so or shall do so only for the convenience of both parties, Purchaser shall not rely thereon and the reliance by Purchaser upon any such documents, summaries, opinions or work product shall not create or give rise to any liability of or against Seller's Indemnified Parties. Purchaser shall rely only upon any title insurance obtained by Purchaser with respect to title to the Property. Purchaser acknowledges and agrees that no representation has been made and no responsibility  is  assumed  by  Seller  with  respect  to  current  and  future applicable zoning or building code requirements or the compliance of the Property with any other laws, rules, ordinances or regulations, the financial earning capacity or expense history of the Property, the continuation of contracts, continued occupancy levels of the Property, or any part thereof, or the continued occupancy by tenants of any Leases or, without limiting any of the foregoing, occupancy at Closing. Prior to Closing, Seller shall have the right, but not the obligation, to enforce its rights against any and all Property occupants, guests or tenants. Purchaser agrees that the departure or removal, prior to Closing, of any of such guests, occupants or tenants shall not be the basis for, nor shall it give rise to, any claim on the part of Purchaser, nor shall it affect the obligations of Purchaser under this Contract in any manner whatsoever; and Purchaser shall close title and accept delivery of the Deed with or without such tenants in possession and without any allowance or reduction in the Purchase Price under this Contract. Purchaser hereby releases Seller from any and all claims and liabilities relating to the foregoing matters. The provisions of this Section 6.2 shall survive the Closing and delivery of the Deed to Purchaser.
      Survival of Seller's Representations. Seller and Purchaser agree that Seller's Representations shall survive Closing for a period of 9 months (the "Survival Period"). Seller shall have no liability after the Survival Period with respect to Seller's Representations contained herein except to the extent that Purchaser has requested arbitration against Seller during the Survival Period for breach of any of Seller's Representations. Under no circumstances shall Seller be liable to Purchaser for more than $500,000 in any individual instance or in the aggregate for all breaches of Seller's Representations, nor shall Purchaser be entitled to bring any claim for a breach of Seller's Representations unless the claim for damages (either in the aggregate or as to any individual claim) by Purchaser exceeds $5,000. In the event that Seller breaches any representation contained in Section 6.1 and Purchaser had knowledge of such breach prior to the Closing Date, Purchaser shall be deemed to have waived any right of recovery, and Seller shall not have any liability in connection therewith.
      Definition of Seller's Knowledge. Any representations and warranties made "to the knowledge of Seller" shall not be deemed to imply any duty of inquiry. For purposes of this Contract, the term Seller's "knowledge" shall mean and refer only to actual knowledge of the Designated Representatives of the Seller and shall not be construed to refer to the knowledge of any other partner, officer, director, agent, employee or representative of the Seller, or any affiliate of the Seller, or to impose upon such Designated Representatives any duty to investigate the matter to which such actual knowledge or the absence thereof pertains, or to impose upon such Designated Representatives any
individual   personal   liability.   As  used   herein,   the  term   Designated
Representatives shall collectively refer to Roxanne Tevis (the "Community Property Manager"), who is the community property manager handling this Property, and Dennis Watts, who is the Regional Property Manager handling this Property (the "Regional Property Manager").
      Representations And Warranties Of Purchaser. For the purpose of inducing Seller to enter into this Contract and to consummate the sale and purchase of the Property in accordance herewith, Purchaser represents and warrants to Seller the following as of the Effective Date and as of the Closing Date:

            Purchaser is a corporation duly organized, validly existing and in good standing under the laws of California.

            Purchaser, acting through any of its or their duly empowered and authorized officers or members, has all necessary entity power and authority to own and use its properties and to transact the business in which it is engaged, and has full power and authority to enter into this Contract, to execute and deliver the documents and instruments required of Purchaser herein, and to perform its obligations hereunder; and no consent of any of Purchaser's partners, directors, officers or members are required to so empower or authorize Purchaser. The compliance with or fulfillment of the terms and conditions hereof will not conflict with, or result in a breach of, the terms, conditions or provisions of, or constitute a default under, any contract to which Purchaser is a party or by which Purchaser is otherwise bound, which conflict, breach or default would have a material adverse affect on Purchaser's ability to consummate the transaction contemplated by this Contract. This Contract is a valid, binding and enforceable agreement against Purchaser in accordance with its terms.

            No pending or, to the knowledge of Purchaser, threatened litigation exists which if determined adversely would restrain the consummation of the transactions contemplated by this Contract or would declare illegal, invalid or non-binding any of Purchaser's obligations or covenants to Seller.

            Other than Seller's Representations, Purchaser has not relied on any representation or warranty made by Seller or any representative of Seller (including, without limitation, Broker) in connection with this Contract and the acquisition of the Property.

            The Broker and its affiliates do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3, acquires the Property at the Closing), nor has Purchaser or any affiliate of Purchaser granted (as of the Effective Date or the Closing Date) the Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser.

            Purchaser is not a Prohibited Person.

            To Purchaser's knowledge, none of its investors, affiliates or brokers or other agents (if any), acting or benefiting in any capacity in connection with this Contract is a Prohibited Person.

            The funds or other assets Purchaser will transfer to Seller under this Contract are not the property of, or beneficially owned, directly or indirectly, by a Prohibited Person.

            The funds or other assets Purchaser will transfer to Seller under this Contract are not the proceeds of specified unlawful activity as defined by 18 U.S.C. ss.1956(c)(7).

      The provisions of this Section 6.5 shall survive the Closing and delivery of the Deed to Purchaser.

                                  ARTICLE VII
                            OPERATION OF THE PROPERTY
      Leases and Property Contracts. During the period of time from the Effective Date to the Closing Date, in the ordinary course of business Seller may enter into new Property Contracts, new Leases, renew existing Leases or modify, terminate or accept the surrender or forfeiture of any of the Leases, modify any Property Contracts, or institute and prosecute any available remedies for default under any Lease or Property Contract without first obtaining the written consent of Purchaser; provided, however, Seller agrees that any such new Property Contracts or any new or renewed Leases shall not have a term in excess of 1 year (or such longer period of time for which such Property Contracts or Leases are entered into by Seller in the ordinary course of its operation of the Property) without the prior written consent of Purchaser, which consent shall not be unreasonably withheld, conditioned or delayed.
      General  Operation of Property.  Except as specifically  set forth in this
Article 7, Seller shall operate the Property after the Effective Date in the ordinary course of business, and except as necessary in the Seller's sole discretion to address (a) any life or safety issue at the Property or (b) any other matter which in Seller's reasonable discretion materially adversely affects the use, operation or value of the Property, Seller will not make any material alterations to the Property or remove any material Fixtures and Tangible Personal Property without the prior written consent of Purchaser which consent shall not be unreasonably withheld, denied or delayed.
      Liens. Other than utility easements and temporary construction easements granted by Seller in the ordinary course of business, Seller covenants that it will not voluntarily create or cause any lien or encumbrance to attach to the Property between the Effective Date and the Closing Date (other than Leases and Property Contracts as provided in Section 7.1) unless Purchaser approves such lien or encumbrance, which approval shall not be unreasonably withheld or delayed. If Purchaser approves any such subsequent lien or encumbrance, the same shall be deemed a Permitted Encumbrance for all purposes hereunder.

                                  ARTICLE VIII
                         CONDITIONS PRECEDENT TO CLOSING
      Purchaser's Conditions to Closing. Purchaser's obligation to close under this Contract, shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

            All of the documents required to be delivered by Seller to Purchaser at the Closing pursuant to the terms and conditions hereof shall have been delivered;

            Each of Seller's Representations shall be true in all material respects as of the Closing Date;

            Seller shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Seller hereunder;

            Neither Seller nor Seller's general partner shall be a debtor in any bankruptcy proceeding nor shall have been in the last 6 months a debtor in any bankruptcy proceeding; and

            Seller shall not be in default under the terms and conditions of this Contract.

      Notwithstanding anything to the contrary, there are no other conditions on Purchaser's obligation to Close except as expressly set forth in this Section
8.1. If any condition set forth in Sections 8.1.1, 8.1.3 or 8.1.4 is not met, Purchaser may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price, or (b) if such failure constitutes a default by Seller, exercise any of its remedies pursuant to Section 10.2. If the condition set forth in Section 8.1.2 is not met, Purchaser may, as its sole and exclusive remedy, (i) notify Seller of Purchaser's election to terminate this Contract and receive a return of the Deposit from the Escrow Agent, or (ii) waive such condition and proceed to Closing on the Closing Date with no offset or deduction from the Purchase Price; provided, however, that if, after 10 days prior written notice from Purchaser, Seller is unable to close under this Contract because of Seller's default with respect to the representations and warranties set forth in Section 6.1.1, Purchaser may recover, as its sole recoverable damages (but without limiting its right to receive a refund of the Deposit), its direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties) in connection with this transaction, which damages shall not exceed $250,000 in aggregate.
      Seller's Conditions to Closing. Without limiting any of the rights of Seller elsewhere provided for in this Contract, Seller's obligation to close with respect to conveyance of the Property under this Contract shall be subject to and conditioned upon the fulfillment of each and all of the following conditions precedent:

            All of the documents and funds required to be delivered by Purchaser to Seller at the Closing pursuant to the terms and conditions hereof shall have been delivered;

            Each of the representations, warranties and covenants of Purchaser contained herein shall be true in all material respects as of the Closing Date;

            Purchaser shall have complied with, fulfilled and performed in all material respects each of the covenants, terms and conditions to be complied with, fulfilled or performed by Purchaser hereunder;

            There shall not be pending any litigation which, if determined adversely, would restrain the consummation of any of the transactions contemplated by this Contract or declare illegal, invalid or nonbinding any of the covenants or obligations of the Purchaser;

            Purchaser shall not be in default under the terms and conditions of this Contract.

      If any of the foregoing conditions to Seller's obligation to close with respect to conveyance of the Property under this Contract are not met, Seller may (a) waive any of the foregoing conditions and proceed to Closing on the Closing Date, or (b) terminate this Contract, and, if such failure constitutes a default by Purchaser, exercise any of its remedies under Section 10.1. If Seller terminates this contract pursuant to the foregoing clause (b) due to failure of a condition set forth in Section 8.2.4, and, if such failure constitutes a default by Seller, Purchaser may exercise the remedies set forth in Section 10.2(a).

                                   ARTICLE IX
                                    BROKERAGE
      Indemnity. Seller represents and warrants to Purchaser that it has dealt only with Stucker & Company, LLC and Grubb & Ellis, Inc. (collectively, "Broker") and PPMI (as hereinafter defined) in connection with this Contract. Seller and Purchaser each represents and warrants to the other that, other than Broker and PPMI, it has not dealt with or utilized the services of any other real estate broker, sales person or finder in connection with this Contract, and each party agrees to indemnify, hold harmless, and, if requested in the sole and absolute discretion of the indemnitee, defend (with counsel approved by the indemnitee) the other party from and against all Losses relating to brokerage commissions, acquisition fees and finder's fees arising from or attributable to the acts or omissions of the indemnifying party. The provisions of this Section
9.1 shall survive the termination of this Contract, and if not so terminated, the Closing and delivery of the Deed to Purchaser.
      Broker Commission. If the Closing occurs, Seller agrees to pay Broker a commission according to the terms of a separate contract. Broker shall not be deemed a party or third party beneficiary of this Contract.
      Acquisition Fee. If the Closing occurs, Seller agrees to pay to Passco Property Management, Inc. ("PPMI") an acquisition fee in the amount of Three Hundred Twenty One Thousand One Hundred Seventy Five Dollars ($321,175.00).
      Broker Signature Page. As a condition to Grubb & Ellis, Inc.'s obligation to pay the commission pursuant to Section 9.2, Grubb & Ellis, Inc. shall execute the signature page for Grubb & Ellis, Inc. attached hereto solely for purposes of confirming the matters set forth therein; provided, however, that (a) Grubb & Ellis, Inc.'s signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Seller, and the same shall become fully effective upon execution by Purchaser and Seller, and (b) the signature of Grubb & Ellis, Inc. will not be necessary to amend any provision of this Contract.
      PPMI Signature Page. As a condition to Seller's obligation to pay at Closing the acquisition fee pursuant to Section 9.3, PPMI shall execute the signature page for PPMI attached hereto solely for purposes of confirming the matters set forth therein; provided, however, that (a) PPMI's signature hereon shall not be a prerequisite to the binding nature of this Contract on Purchaser and Seller, and the same shall become fully effective upon execution by Purchaser and Seller, and (b) the signature of PPMI will not be necessary to amend any provision of this Contract.

                                   ARTICLE X
                              DEFAULTS AND REMEDIES
      Purchaser Default.  If Purchaser defaults in its obligations  hereunder to
(a) deliver the Initial Deposit, Additional Deposit, the Extension Deposit (or any other deposit or payment required of Purchaser hereunder), (b) deliver to the Seller the deliveries specified under Section 5.3 on the date required thereunder, or (c) deliver the Purchase Price at the time required by Section
2.2.4 and close on the purchase of the Property on the Closing Date, then, immediately and without notice or cure, Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Deposit to Seller, and neither party shall be obligated to proceed with the purchase and sale of the Property. If, Purchaser defaults in any of its other representations, warranties or obligations under this Contract, and such default continues for more than 10 days after written notice from Seller, then Purchaser shall forfeit the Deposit, and the Escrow Agent shall deliver the Deposit to Seller, and neither party shall be obligated to proceed with the purchase and sale of the Property. The Deposit is liquidated damages and recourse to the Deposit is, except for Purchaser's indemnity and confidentiality obligations hereunder, Seller's sole and exclusive remedy for Purchaser's failure to perform its obligation to purchase the Property or breach of a representation or warranty. Seller expressly waives the remedies of specific performance and additional damages for such default by Purchaser. SELLER AND PURCHASER ACKNOWLEDGE THAT SELLER'S DAMAGES WOULD BE DIFFICULT TO DETERMINE, AND THAT THE DEPOSIT IS A REASONABLE ESTIMATE OF SELLER'S DAMAGES RESULTING FROM A DEFAULT BY PURCHASER IN ITS OBLIGATION TO PURCHASE THE PROPERTY. SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION 10.1 IS INTENDED TO AND DOES LIQUIDATE THE AMOUNT OF DAMAGES DUE SELLER, AND SHALL BE SELLER'S EXCLUSIVE REMEDY AGAINST PURCHASER, BOTH AT LAW AND IN EQUITY, ARISING FROM OR RELATED TO A BREACH BY PURCHASER OF ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT, OTHER THAN WITH RESPECT TO PURCHASER'S INDEMNITY AND CONFIDENTIALITY OBLIGATIONS HEREUNDER.
      Seller Default. If Seller, prior to the Closing, defaults in its representations, warranties, covenants, or obligations under this Contract, including to sell the Property as required by this Contract and such default continues for more than 10 days after written notice from Purchaser, then, at Purchaser's election and as Purchaser's sole and exclusive remedy, either (a) this Contract shall terminate, and all payments and things of value, including the Deposit, provided by Purchaser hereunder shall be returned to Purchaser (subject to Purchaser's obligation under Section 3.5.2 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Materials Deposit) and Purchaser may recover, as its sole recoverable damages (but without limiting its right to receive a refund of the Deposit), its direct and actual out-of-pocket expenses and costs (documented by paid invoices to third parties) in connection with this transaction, which damages shall not exceed $250,000 in aggregate, or (b) Purchaser may seek specific performance of Seller's obligation to deliver the Deed pursuant to this Contract (but not damages). Purchaser agrees that it shall promptly deliver to Seller an assignment of all of Purchaser's right, title and interest in and to (together with possession of) all plans, studies, surveys, reports, and other materials paid for with the out-of-pocket expenses reimbursed by Seller pursuant to the foregoing sentence. SELLER AND PURCHASER FURTHER AGREE THAT THIS SECTION
10.2 IS INTENDED TO AND DOES LIMIT THE AMOUNT OF DAMAGES DUE PURCHASER AND THE REMEDIES AVAILABLE TO PURCHASER, AND SHALL BE PURCHASER'S EXCLUSIVE REMEDY AGAINST SELLER, BOTH AT LAW AND IN EQUITY ARISING FROM OR RELATED TO A BREACH BY SELLER OF ITS REPRESENTATIONS, WARRANTIES, OR COVENANTS OR ITS OBLIGATION TO CONSUMMATE THE TRANSACTIONS CONTEMPLATED BY THIS CONTRACT. UNDER NO CIRCUMSTANCES MAY PURCHASER SEEK OR BE ENTITLED TO RECOVER ANY SPECIAL, CONSEQUENTIAL, PUNITIVE, SPECULATIVE OR INDIRECT DAMAGES, ALL OF WHICH PURCHASER SPECIFICALLY WAIVES, FROM SELLER FOR ANY BREACH BY SELLER, OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS OR ITS OBLIGATIONS UNDER THIS CONTRACT. PURCHASER SPECIFICALLY WAIVES THE RIGHT TO FILE ANY LIS PENDENS OR ANY LIEN AGAINST THE PROPERTY UNLESS AND UNTIL IT HAS IRREVOCABLY ELECTED TO SEEK SPECIFIC PERFORMANCE OF THIS CONTRACT AND HAS FILED AN ACTION SEEKING SUCH REMEDY.

                                   ARTICLE XI
                            RISK OF LOSS OR CASUALTY
      Major Damage. In the event that the Property is damaged or destroyed by fire or other casualty prior to Closing, and the cost of repair is more than $250,000, then Seller shall have no obligation to repair such damage or destruction and shall notify Purchaser in writing of such damage or destruction (the "Damage Notice"). Within 10 days after Purchaser's receipt of the Damage Notice, Purchaser may elect at its option to terminate this Contract by delivering written notice to Seller. In the event Purchaser fails to terminate this Contract within the foregoing 10-day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price notwithstanding any such damage or destruction and Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith) at Closing.
      Minor Damage. In the event that the Property is damaged or destroyed by fire or other casualty prior to the Closing, and the cost of repair is equal to or less than $250,000, this transaction shall be closed in accordance with the terms of this Contract, notwithstanding the damage or destruction; provided, however, Seller shall make such repairs to the extent of any recovery from insurance carried on the Property if they can be reasonably effected before the Closing. Subject to Section 11.3, if Seller is unable to effect such repairs, then Purchaser shall receive all insurance proceeds pertaining thereto (plus a credit against the Purchase Price in the amount of any deductible payable by Seller in connection therewith) at Closing.
      Repairs. To the extent that Seller elects to commence any repair, replacement or restoration of the Property prior to Closing, then Seller shall be entitled to receive and apply available insurance proceeds to any portion of such repair, replacement or restoration completed or installed prior to Closing, with Purchaser being responsible for completion of such repair, replacement or restoration after Closing from the balance of any available insurance proceeds. The provisions of this Section 11.3 shall survive the Closing and delivery of the Deed to Purchaser.

                                  ARTICLE XII
                                 EMINENT DOMAIN
      Eminent Domain. In the event that, at the time of Closing, any material part of the Property is (or previously has been) acquired, or is about to be acquired, by any governmental agency by the powers of eminent domain or transfer in lieu thereof (or in the event that at such time there is any notice of any such acquisition or intent to acquire by any such governmental agency), Purchaser shall have the right, at Purchaser's option, to terminate this Contract by giving written notice within 10 days after Purchaser's receipt from Seller of notice of the occurrence of such event, and if Purchaser so terminates this Contract, Purchaser shall recover the Deposit hereunder (subject to Purchaser's obligation under Section 3.5.2 to return all Third-Party Reports and information and Materials provided to Purchaser as a pre-condition to the return of the Materials Deposit). If Purchaser fails to terminate this Contract within such 10-day period, this transaction shall be closed in accordance with the terms of this Contract for the full Purchase Price and Purchaser shall receive the full benefit of any condemnation award. It is expressly agreed between the parties hereto that this section shall in no way apply to customary dedications for public purposes which may be necessary for the development of the Property.

                                  ARTICLE XIII
                                  MISCELLANEOUS
      Binding Effect of Contract. This Contract shall not be binding on either party until executed by both Purchaser and Seller. As provided in Section 2.3.5 and Section 9.3 above, neither the Escrow Agent's nor the Broker's execution of this Contract shall be a prerequisite to its effectiveness.
      Exhibits And Schedules. All Exhibits and Schedules, whether or not annexed hereto, are a part of this Contract for all purposes.
      Assignability. This Contract is not assignable by Purchaser without first obtaining the prior written approval of the Seller, except that Purchaser may assign this Contract to one or more entities so long as (a) Purchaser is an affiliate of the purchasing entity(ies), (b) Purchaser is not released from its liability hereunder, (c) Purchaser provides written notice to Seller of any proposed assignment no later than 10 days prior to the Closing Date, and (d) the Feasibility Period has expired and Purchaser has deposited the Additional Deposit as required by this Contract. As used herein, an affiliate is a person or entity controlled by, under common control with, or controlling another person or entity.
      Binding Effect. Subject to Section 13.3, this Contract shall be binding upon and inure to the benefit of Seller and Purchaser, and their respective successors, heirs and permitted assigns.
      Captions. The captions, headings, and arrangements used in this Contract are for convenience only and do not in any way affect, limit, amplify, or modify the terms and provisions hereof.
      Number And Gender Of Words. Whenever herein the singular number is used, the same shall include the plural where appropriate, and words of any gender shall include each other gender where appropriate.
      Notices. All notices, demands, requests and other communications required or permitted hereunder shall be in writing, and shall be (a) personally delivered with a written receipt of delivery; (b) sent by a nationally-recognized overnight delivery service requiring a written acknowledgement of receipt or providing a certification of delivery or attempted delivery; (c) sent by certified or registered mail, return receipt requested; or
(d) sent by confirmed facsimile transmission with an original copy thereof transmitted to the recipient by one of the means described in subsections (a) through (c) no later than 3 Business Days thereafter. All notices shall be deemed effective when actually delivered as documented in a delivery receipt; provided, however, that if the notice was sent by overnight courier or mail as aforesaid and is affirmatively refused or cannot be delivered during customary business hours by reason of the absence of a signatory to acknowledge receipt, or by reason of a change of address with respect to which the addressor did not have either knowledge or written notice delivered in accordance with this paragraph, then the first attempted delivery shall be deemed to constitute delivery. Each party shall be entitled to change its address for notices from time to time by delivering to the other party notice thereof in the manner herein provided for the delivery of notices. All notices shall be sent to the addressee at its address set forth following its name below:

            To Purchaser:

            c/o The Passco Companies
            96 Corporate Park
            Suite 200
            Irvine, California 92606
            Attention:  Gary Goodman
            Telephone: 949-442-1000 x230
            Facsimile: 949-442-2490

            with a copy to:

            Bouza, Klein & Goosenberg
            950 S. Flower Street
            Los Angeles, California 90015
            Attention: Michael J. Kaminsky, Esq.
            Telephone: 213-488-0675 x6
            Facsimile: 213-488-1316

            To Seller:

                                    c/o AIMCO
            4582 South Ulster Street Parkway
            Suite 1100
            Denver, Colorado  80237
            Attention:  Patrick Slavin
            Telephone:  303-691-4340
            Facsimile:  303-300-3282

            And:

            c/o AIMCO
            4582 South Ulster Street Parkway
            Suite 1100
            Denver, Colorado  80237
            Attention:  Mr. Harry Alcock
            Telephone:  303-691-4344
            Facsimile:  303-300-3282

            with copy to:

            Chad Asarch, Esq.
            Senior Vice President and Assistant General Counsel
            AIMCO
            4582 South Ulster Street Parkway
            Suite 1100
            Denver, Colorado  80237
            Telephone:  303-691-4303
            Facsimile:  303-300-3260

            and a copy to:

            Stucker & Company, LLC
            4643 S. Ulster Street
            Suite 800
            Denver, Colorado 80237
            Attention:  Mr. Pat Stucker
            Telephone:  720-228-4040
            Facsimile:  720-228-4033

            and a copy to:

            Loeb & Loeb LLP
            10100 Santa Monica Boulevard, Suite 2200
            Los Angeles, California  90067-4164
            Attention:  Karen N. Higgins, Esq. and Ian Landgreen, Esq.
            Telephone:  310-282-2345
            Facsimile:   310-919-3578

      Any notice required hereunder to be delivered to the Escrow Agent shall be delivered in accordance with above provisions as follows:

            Fidelity National Title Insurance Company
            3D International Building,
            1900 West Loop South, Suite 650
            Houston, Texas  77027
            Attention:  Ms. Lolly Avant
            Telephone:  713-621-9960 ext. 201
            Facsimile:  713-623-4406

      Unless specifically required to be delivered to the Escrow Agent pursuant to the terms of this Contract, no notice hereunder must be delivered to the Escrow Agent in order to be effective so long as it is delivered to the other party in accordance with the above provisions.
      Governing Law And Venue. The laws of the State of Kansas shall govern the validity, construction, enforcement, and interpretation of this Contract, unless otherwise specified herein except for the conflict of laws provisions thereof. Subject to Section 13.25, all claims, disputes and other matters in question arising out of or relating to this Contract, or the breach thereof, shall be decided by proceedings instituted and litigated in a court of competent jurisdiction in the state in which the Property is situated, and the parties hereto expressly consent to the venue and jurisdiction of such court.
      Entire Agreement. This Contract embodies the entire Contract between the parties hereto concerning the subject matter hereof and supersedes all prior conversations, proposals, negotiations, understandings and contracts, whether written or oral.
      Amendments. This Contract shall not be amended, altered, changed, modified, supplemented or rescinded in any manner except by a written contract executed by all of the parties; provided, however, that, (a) as provided in
Section 2.3.5 above, the signature of the Escrow Agent shall not be required as to any amendment of this Contract other than an amendment of Section 2.3, and
(b) as provided in Section 9.3 above, the signature of the Broker shall not be required as to any amendment of this Contract.
      Severability. In the event that any part of this Contract shall be held to be invalid or unenforceable by a court of competent jurisdiction, such provision shall be reformed, and enforced to the maximum extent permitted by law. If such provision cannot be reformed, it shall be severed from this Contract and the remaining portions of this Contract shall be valid and enforceable.
      Multiple Counterparts/Facsimile Signatures. This Contract may be executed in a number of identical counterparts. This Contract may be executed by facsimile signatures which shall be binding on the parties hereto, with original signatures to be delivered as soon as reasonably practical thereafter.
      Construction. No provision of this Contract shall be construed in favor of, or against, any particular party by reason of any presumption with respect to the drafting of this Contract; both parties, being represented by counsel, having fully participated in the negotiation of this instrument.
      Confidentiality. Purchaser shall not disclose the terms and conditions contained in this Contract and shall keep the same confidential, provided that Purchaser may disclose the terms and conditions of this Contract (a) as required by law, (b) to consummate the terms of this Contract, or any financing relating thereto, (c) to Purchaser's or Seller's lenders, attorneys, and accountants, or
(d) to Purchaser's investors who agree in writing to comply with the confidentiality provisions contained herein. Any information and Materials provided by Seller to Purchaser hereunder are confidential and Purchaser shall be prohibited from making such information public to any other person or entity other than its agents and legal representatives, without Seller's prior written authorization, which may be granted or denied in Seller's sole discretion. Notwithstanding the provisions of Section 13.9, Purchaser agrees that the covenants, restrictions and agreements of Purchaser contained in any confidentiality agreement executed by Purchaser prior to the Effective Date shall survive the execution of this Contract and shall not be superceded hereby.
      Time Of The Essence. It is expressly agreed by the parties hereto that time is of the essence with respect to this Contract.
      Waiver. No delay or omission to exercise any right or power accruing upon any default, omission, or failure of performance hereunder shall impair any right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. No waiver, amendment, release, or modification of this Contract shall be established by conduct, custom, or course of dealing and all waivers must be in writing and signed by the waiving party.
      Attorneys Fees. In the event either party hereto commences litigation or arbitration against the other to enforce its rights hereunder, the prevailing party in such litigation shall be entitled to recover from the other party its reasonable attorneys' fees and expenses incidental to such litigation and arbitration, including the cost of in-house counsel and any appeals.
      Time Periods. Should the last day of a time period fall on a weekend or legal holiday, the next Business Day thereafter shall be considered the end of the time period.
      1031 Exchange. Seller and Purchaser acknowledge and agree that the purchase and sale of the Property may be part of a tax-free exchange under
Section 1031 of the Code for either Purchaser or Seller. Each party hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by the other party, provided that (a) no party making such accommodation shall be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the parties to each other under this Contract, (c) no party making such accommodation shall incur any additional cost, expense or liability in connection with such exchange (other than expenses of reviewing and executing documents required in connection with such exchange), and (d) no dates in this Contract will be extended as a result thereof. Notwithstanding anything to the contrary contained in the foregoing, if Seller so elects to close the transfer of the Property as an exchange, then (i) Seller, at its sole option, may delegate its obligations to transfer the Property under this Contract, and may assign its rights to receive the Purchase Price from Purchaser, to a deferred exchange intermediary (an "Intermediary") or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Seller pursuant to this Contract; (iii) Seller shall remain fully liable for its obligations under this Contract as if such delegation and assignment shall not have taken place;
(iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Purchaser; and (v) the closing of the transfer of the Property to Purchaser shall be undertaken by direct deed from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deeds) to Purchaser or to exchange accommodation titleholder, as the case may be. Notwithstanding anything to the contrary contained in the foregoing, if Purchaser so elects to close the acquisition of the Property as an exchange, then (i) Purchaser, at its sole option, may delegate its obligations to acquire the Property under this Contract, and may assign its rights to receive the Property from Seller, to an Intermediary or to an exchange accommodation titleholder, as the case may be; (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Purchaser pursuant to this Contract; (iii) Purchaser shall remain fully liable for its obligations under this Contract as if such delegation and assignment shall not have taken place; (iv) Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Seller; and (v) the closing of the acquisition of the Property by Purchaser or the exchange accommodation titleholder, as the case may be, shall be undertaken by direct deed from Seller (or, if applicable, from other affiliates of Seller whom Seller will cause to execute such deeds) to
Purchaser (or to exchange accommodation titleholder, as the case may be). Notwithstanding anything in this Section 13.19 to the contrary, Seller shall have the right to extend the Closing Date (as extended pursuant to the second or third sentences of Section 5.1) for up to 30 days in order to facilitate a tax free exchange pursuant to this Section 13.19, and to obtain all documentation in connection therewith.
      No Personal Liability of Officers, Trustees or Directors of Seller's Partners. Purchaser acknowledges that this Contract is entered into by Seller which is a Delaware limited partnership, and Purchaser agrees that none of Seller's Indemnified Parties (except Seller) shall have any personal liability under this Contract or any document executed in connection with the transactions contemplated by this Contract.
      No Exclusive Negotiations. Seller shall have the right, at all times prior to the expiration of the Feasibility Period, to solicit backup offers and enter into discussions, negotiations, or any other communications concerning or related to the sale of the Property with any third-party; provided, however, that such communications are subject to the terms of this Contract, and that Seller shall not enter into any contract or binding Contract with a third-party for the sale of the Property unless such Contract is contingent on the termination of this Contract without the Property having been conveyed to Purchaser.
      ADA Disclosure. Purchaser acknowledges that the Property may be subject to the federal Americans With Disabilities Act (the "ADA") and the federal Fair Housing Act (the "FHA"). The ADA requires, among other matters, that tenants and/or owners of "public accommodations" remove barriers in order to make the Property accessible to disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. Seller makes no warranty, representation or guarantee of any type or kind with respect to the Property's compliance with the ADA or the FHA (or any similar state or local law), and Seller expressly disclaims any such representation.
      No Recording. Purchaser shall not cause or allow this Contract or any contract or other document related hereto, nor any memorandum or other evidence hereof, to be recorded or become a public record without Seller's prior written consent, which consent may be withheld at Seller's sole discretion. If the Purchaser records this Contract or any other memorandum or evidence thereof, Purchaser shall be in default of its obligations under this Contract. Purchaser hereby appoints the Seller as Purchaser's attorney-in-fact to prepare and record any documents necessary to effect the nullification and release of the Contract or other memorandum or evidence thereof from the public records. This appointment shall be coupled with an interest and irrevocable.
      Relationship of Parties. Purchaser and Seller acknowledge and agree that the relationship established between the parties pursuant to this Contract is only that of a seller and a purchaser of property. Neither Purchaser nor Seller is, nor shall either hold itself out to be, the agent, employee, joint venturer or partner of the other party.
      Dispute  Resolution.  Any  controversy,  dispute,  or claim of any  nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Contract (and any closing document executed in connection herewith), including any claim based on contract, tort or statute, shall be resolved at the written request of any party to this Contract by binding arbitration. The arbitration shall be administered in accordance with the then current Commercial Arbitration Rules of the American Arbitration Association. Any matter to be settled by arbitration shall be submitted to the American Arbitration Association in the state in which the Property is located. The parties shall attempt to designate one arbitrator from the American Arbitration Association. If they are unable to do so within 30 days after written demand therefor, then the American Arbitration Association shall designate an arbitrator. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. The arbitrator shall award attorneys' fees (including those of in-house counsel) and costs to the prevailing party and charge the cost of arbitration to the party which is not the prevailing party. Notwithstanding anything herein to the contrary, this
Section 13.25 shall not prevent Purchaser or Seller from seeking and obtaining equitable relief on a temporary or permanent basis, including, without limitation, a temporary restraining order, a preliminary or permanent injunction or similar equitable relief, from a court of competent jurisdiction located in the state in which the Property is located (to which all parties hereto consent to venue and jurisdiction) by instituting a legal action or other court proceeding in order to protect or enforce the rights of such party under this Contract or to prevent irreparable harm and injury. The court's jurisdiction over any such equitable matter, however, shall be expressly limited only to the temporary, preliminary, or permanent equitable relief sought; all other claims initiated under this Contract between the parties hereto shall be determined through final and binding arbitration in accordance with this Section 13.25.
      AIMCO Marks. Purchaser agrees that Seller, the Property Manager or AIMCO, or their respective affiliates, are the sole owners of all right, title and interest in and to the AIMCO Marks (or have the right to use such AIMCO Marks pursuant to license agreements with third parties) and that no right, title or interest in or to the AIMCO Marks is granted, transferred, assigned or conveyed as a result of this Contract. Purchaser further agrees that Purchaser will not use the AIMCO Marks for any purpose.
      Non-Solicitation of Employees. Purchaser acknowledges and agrees that, without the express written consent of Seller, neither Purchaser nor any of Purchaser's employees, affiliates or agents shall solicit any of Seller's employees or any employees located at the Property (or any of Seller's affiliates' employees located at any property owned by such affiliates) for potential employment.
      Survival. Except for (a) all of the provisions of this Article 13 (other than Section 13.19 and 13.21), and (b) any provision of this Contract which expressly states -that it shall so survive, and (c) any payment obligation of Purchaser under this Contract (the foregoing (a), (b) and (c) referred to herein as the "Survival Provisions"), none of the terms and provisions of this Contract shall survive the termination of this Contract, and, if the Contract is not so terminated, all of the terms and provisions of this Contract (other than the Survival Provisions) shall be merged into the Closing documents and shall not survive Closing.
      Multiple Purchasers. As used in this Contract, the term "Purchaser' means all entities acquiring any interest in the Property at the Closing, including, without limitation, any assignee(s) of the original Purchaser pursuant to
Section 13.3 of this Contract. In the event that "Purchaser" has any obligations or makes any covenants, representations or warranties under this Contract, the same shall be made jointly and severally by all entities being a Purchaser hereunder. In the event that Seller receives notice from any entity being a Purchaser hereunder, the same shall be deemed to constitute notice from all entities being a Purchaser hereunder. In the event that any entity being a Purchaser hereunder takes any action, breaches any obligation or otherwise acts pursuant to the terms of this Contract, the same shall be deemed to be the action of the other entity(ies) being a Purchaser hereunder and the action of "Purchaser" under this Contract. In the event that Seller is required to give notice or take action with respect to Purchaser under this Contract, notice to any entity being a Purchaser hereunder or action with respect to any entity being a Purchaser hereunder shall be a notice or action to all entities being a Purchaser hereunder. In the event that any entity being a Purchaser hereunder desires to bring an action or arbitration against Seller, such action must be joined by all entities being a Purchaser hereunder in order to be effective. In the event that there is any agreement by Seller to pay any amount pursuant to this Contract to Purchaser under any circumstance, that amount shall be deemed maximum aggregate amount to be paid to all parties being a Purchaser hereunder and not an amount that can be paid to each party being a Purchaser hereunder. In the event that Seller is required to return the Initial Deposit, Additional Deposit, the Extension Deposit or other amount to Purchaser, Seller shall return the same to any entity being a Purchaser hereunder and, upon such return, shall have no further liability to any other entity being a Purchaser hereunder for such amount. The foregoing provisions also shall apply to any documents, including, without limitation, the General Assignment and Assumption and the Assignment and Assumption of Leases and Security Deposits, executed in connection with this Contract and the transaction(s) contemplated hereby.



                 [Remainder of Page Intentionally Left Blank]

      NOW, THEREFORE, the parties hereto have executed this Contract as of the date first set forth above.

                        SELLER:

                        FOUR WINDS CPGF 22, LP,
                         a Delaware limited partnership

                        By:   CPGF 22 Four Winds GP, L.L.C.,
                              a South Carolina limited liability company,
                              its sole general partner

                              By:   Century Properties Growth Fund XXII,
                                    a Delaware limited partnership,
                                    its sole member

                                    By:   Fox Partners IV,
                                          a California general partnership,
                                          its sole general partner

                                          By:   Fox Capital Management
                                                Corporation,
                                                a California corporation,
                                                its managing general partner



                                                By:/s/Brian J. Bornhorst
                                                Name: Brian J. Bornhorst
                                                Title: Vice President

                        PURCHASER:

                        PASSCO REAL ESTATE ENTERPRISES, INC.,
                        a California corporation

                        By: /s/William H. Winn
                        Name: William H. Winn
                        Title: President

                        Purchaser's Tax Identification Number/Social Security
                        Number:

                        Tax ID # 330799899

                           ESCROW AGENT SIGNATURE PAGE

      The undersigned executes the Contract to which this signature page is attached for the purpose of agreeing to the provisions of Section 2.3 of the Contract, and hereby establishes August, 2005 as the date of opening of escrow and designates 05-193853 as the escrow number assigned to this escrow.

                                    ESCROW AGENT:

                                    FIDELITY NATIONAL TITLE INSURANCE COMPANY


                                    By:   /s/Lolly Avant
                                    Name: Lolly Avant
                                    Title: Vice President, Manager

                              BROKER SIGNATURE PAGE

      The undersigned Broker hereby executes this Broker Signature Page solely to confirm the following: (a) Broker represents only the Seller in the transaction described in the Contract to which this signature page is attached,
(b) Broker acknowledges that the only compensation due to Broker in connection with the Closing of the transaction described in the Contract to which this signature page is attached is as set forth in a separate agreement between Seller and Broker, and (c) Broker represents and warrants to Seller that Broker and its affiliates has not and will not receive any compensation (cash or otherwise) from or on behalf of Purchaser or any affiliate thereof in connection with the transaction, and do not, and will not at the Closing, have any direct or indirect legal, beneficial, economic or voting interest in Purchaser (or in an assignee of Purchaser, which pursuant to Section 13.3 of the Contract, acquires the Property at the Closing) nor has Purchaser granted (as of the Effective Date or the Closing Date) the Broker or any of its affiliates any right or option to acquire any direct or indirect legal, beneficial, economic or voting interest in Purchaser.


                                    GRUBB & ELLIS, INC.



                                    By: /s/M. P. Crowtner
                                    Name: M. P. Crowtner
                                    Title: Principal

                               PPMI SIGNATURE PAGE

The undersigned PPMI hereby executes this PPMI Signature Page solely to confirm the following: (a) PPMI represents only the Purchaser in the transaction described in the Contract to which this signature page is attached, and (b) PPMI acknowledges that the only compensation due to PPMI in connection with the Closing of the transaction is described in the Contract to which this signature page is attached.

                                     BROKER:


                                    PASSCO PROPERTY MANAGEMENT, INC.



                                    By: /s/William H. Winn
                                    Name: William H. Winn
                                    Title: President